EXECUTION COPY

              -----------------------------------------------------

                               U.S. $1,000,000,000

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of October 29, 2004

                                      Among

                         THE BLACK & DECKER CORPORATION,

                                       and

                          BLACK & DECKER HOLDINGS INC.,

                              as Initial Borrowers,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                                       and

                                 CITIBANK, N.A.,


                            as Administrative Agent,

                                       and

                              JPMORGAN CHASE BANK,

                              as Syndication Agent

                                       and

                              BANK OF AMERICA, N.A.

                                   BNP PARIBAS

                                       and

                                 COMMERZBANK AG,

                           as Co-Documentation Agents

              -----------------------------------------------------

                           J.P. MORGAN SECURITIES INC.

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,

                     as Co-Lead Arrangers and Co-Bookrunners

              -----------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I

     SECTION 1.01.  Certain Defined Terms                                      1

     SECTION 1.02.  Computation of Time Periods                               23


ARTICLE II                                                                    23

     SECTION 2.01.  The Revolving Credit Advances and Letters of Credit       23

     SECTION 2.02.  Making the Revolving Credit Advances and Purchasing
          the Discounted Notes                                                24

     SECTION 2.03.  Issuance of and Drawings and Reimbursement Under
          Letters of Credit                                                   26

     SECTION 2.04.  Fees                                                      28

     SECTION 2.05.  Termination or Reduction of the Commitments               28

     SECTION 2.06.  Repayment of Revolving Credit Advances and Repurchase
          of Discounted Notes                                                 29

     SECTION 2.07.  Interest on Revolving Credit Advances                     30

     SECTION 2.08.  Interest Rate and Discount Determination                  31

     SECTION 2.09.  Optional Conversion of Revolving Credit Advances          32

     SECTION 2.10.  Optional Prepayments of Revolving Credit Advances
          and Repurchases of Discounted Notes                                 33

     SECTION 2.11.  Increased Costs                                           34

     SECTION 2.12.  Illegality                                                35

     SECTION 2.13.  Payments and Computations                                 36

     SECTION 2.14.  Taxes                                                     37

     SECTION 2.15.  Sharing of Payments, Etc.                                 40

     SECTION 2.16.  Defaulting Lenders                                        41

     SECTION 2.17.  Extension of Termination Date                             41

     SECTION 2.18.  Use of Proceeds                                           44

     SECTION 2.19.  Increase in the Aggregate Revolving Credit Commitments    44

     SECTION 2.20.  Evidence of Debt                                          46

     SECTION 2.21.  Addition of Issuing Banks                                 46

ARTICLE III

     SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01     47

     SECTION 3.02.  Conditions Precedent to the Initial Borrowing of
          Each Designated Subsidiary                                          49

     SECTION 3.03.  Conditions Precedent to Each Revolving Credit
          Borrowing and Each Issuance                                         50

     SECTION 3.04.  Conditions Precedent to Each Extension Date and Each
          Commitment Increase                                                 51

     SECTION 3.05.  Determinations Under Section 3.01                         52

ARTICLE IV

     SECTION 4.01.  Representations and Warranties of the Borrowers           52

ARTICLE V

     SECTION 5.01.  Affirmative Covenants                                     54

     SECTION 5.02.  Negative Covenants                                        58

     SECTION 5.03.  Financial Covenants                                       61

ARTICLE VI

     SECTION 6.01.  Events of Default                                         61

     SECTION 6.02.  Actions in Respect of the Letters of Credit upon
          Default                                                             63

ARTICLE VII

     SECTION 7.01.  Unconditional Guarantee                                   64

     SECTION 7.02.  Guarantee Absolute                                        64

     SECTION 7.03.  Waivers                                                   65

     SECTION 7.04.  Subrogation                                               66

     SECTION 7.05.  Continuing Guarantee; Assignments                         66

ARTICLE VIII

     SECTION 8.01.  Authorization and Action                                  67

     SECTION 8.02.  Administrative Agent's Reliance, Etc.                     67

     SECTION 8.03.  Administrative Agent and Affiliates                       68

     SECTION 8.04.  Lender Credit Decision                                    68

     SECTION 8.05.  Indemnification                                           68

     SECTION 8.06.  Successor Administrative Agent                            70

ARTICLE IX

     SECTION 9.01.  Amendments, Etc.                                          70

     SECTION 9.02.  Notices, Etc.                                             71

     SECTION 9.03.  No Waiver; Remedies                                       73

     SECTION 9.04.  Costs and Expenses                                        73

     SECTION 9.05.  Right of Setoff                                           74

     SECTION 9.06.  Binding Effect                                            75

     SECTION 9.07.  Assignments and Participations                            75

     SECTION 9.08.  Designated Subsidiaries                                   80

     SECTION 9.09.  Confidentiality                                           81

     SECTION 9.10.  Governing Law                                             81

     SECTION 9.11.  Execution in Counterparts                                 81

     SECTION 9.12.  Jurisdiction, Etc.                                        81

     SECTION 9.13.  No Liability of the Issuing Banks                         82

     SECTION 9.14.  Patriot Act                                               83

     SECTION 9.15.  Waiver of Jury Trial                                      84

                                    SCHEDULES

Schedule I         -     Applicable Lending Office

Schedule 4.01      -     Environmental Compliance

Schedule 5.02(a)   -     Existing Liens

                                    EXHIBITS

Exhibit A-1        -     Form of Revolving Credit Note

Exhibit A-2        -     Form of Master Discounted Note

Exhibit B          -     Form of Notice of Revolving Credit Borrowing

Exhibit C          -     Form of Assignment and Acceptance

Exhibit D          -     Form of Assumption Agreement

Exhibit E-1        -     Form of Opinion of Counsel for the Borrowers

Exhibit E-2        -     Form of Opinion of Special Counsel for a Designated
                         Subsidiary

Exhibit F          -     Form of Designation Letter

Exhibit G          -     Form of Acceptance of Process Agent

                           FIVE-YEAR CREDIT AGREEMENT

                          Dated as of October 29, 2004

          THE BLACK & DECKER CORPORATION, a Maryland corporation (the "Company"), BLACK & DECKER HOLDINGS INC., a Delaware corporation ("Holdings" and, together with the Company, the "Initial Borrowers"), the banks, financial institutions and other institutional lenders (collectively, the "Initial Lenders") and initial issuing banks (the "Initial Issuing Banks") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as the administrative agent (together with any successor agent appointed pursuant to Article VIII, the "Administrative Agent") for the Lenders (as hereinafter defined), JPMORGAN CHASE BANK ("JPMorgan"), as syndication agent (the "Syndication Agent"), and Bank of America, N.A., BNP Paribas and Commerzbank AG, as co-documentation agents for the Lenders, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accreted Value" means, with respect to each Discounted Note comprising part of the same Revolving Credit Borrowing at any date of determination, an amount equal to the sum of (a) the Discounted Purchase Price of such Discounted Note and (b) the portion of the Discount applicable to such Discounted Note that shall have accreted from the date of such Revolving Credit Borrowing until such date.

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative   Agent's   Account"   means   the   account   of  the
     Administrative Agent maintained by the Administrative Agent at 399 Park Avenue, New York, New York 10043, Account no. 36852248 and such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Borrowers and the Lenders for such purpose.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agreement" means this Five-Year Credit Agreement, as it may be amended from time to time in accordance with Section 9.01.

          "Agreement Value" means, with respect to any Hedge Agreement at any date of determination, the amount, if any, that would be payable to any counterparty thereunder in respect of the "agreement value" under such Hedge Agreement if such Hedge Agreement were terminated on such date, calculated as provided in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition.

          "Anniversary Date" means October 29, 2005 and October 29 in each succeeding calendar year occurring during the term of this Agreement.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Base Rate Lending Office in the case of a Base Rate Advance or a Discounted Note and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

                  -------------------    -------------------
                      Performance             Eurodollar
                         Level              Rate Advances
                  -------------------    -------------------
                           I                    0.260%
                           II                   0.340%
                           III                  0.375%
                           IV                   0.700%
                           V                    1.000%
                  -------------------    -------------------

     The Applicable Margin for (a) each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect from time to time and (b) each Discounted Note shall be determined by reference to the Performance Level in effect two Business Days before the date such Discounted Note is purchased by a Lender.

          "Applicable Percentage" means, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

                  -------------------    -------------------
                      Performance
                         Level               Facility Fee
                  -------------------    -------------------
                           I                    0.090%
                           II                   0.110%
                           III                  0.125%
                           IV                   0.175%
                           V                    0.250%
                  -------------------    -------------------

     The Applicable Percentage for the Facility Fee shall be determined by reference to the Performance Level in effect from time to time.

          "Applicable Utilization Fee" means, at any time that the sum of (a) the aggregate principal amount of the Revolving Credit Advances then outstanding, plus (b) the aggregate Discounted Purchase Price of all Discounted Notes then outstanding plus (c) the Available Amount of the Letters of Credit then outstanding exceeds 50% of the aggregate Revolving Credit Commitments, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

                  -------------------    -------------------
                      Performance
                         Level             Utilization Fee
                  -------------------    -------------------
                           I                    0.100%
                           II                   0.100%
                           III                  0.125%
                           IV                   0.125%
                           V                    0.250%
                  -------------------    -------------------

     The Applicable Utilization Fee shall be determined by reference to the Performance Level in effect from time to time, except that the Applicable Utilization Fee for each Discounted Note shall be determined by reference to the Performance Level in effect two Business Days before the date such Discounted Note is purchased by a Lender.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and, if applicable, the Company, in substantially the form of Exhibit C hereto.

          "Assuming Lender" has the meaning specified in Section 2.17(c).

          "Assumption Agreement" means (a) an assumption agreement entered into by a Non-Consenting Lender and an Assuming Lender, and accepted by the Administrative Agent and the Company, in substantially the form of Exhibit D hereto, pursuant to which such Assuming Lender agrees to become a Lender hereunder pursuant to Section 2.17 or (b) an assumption agreement entered into by an Assuming Lender, and accepted by the Administrative Agent and the Company pursuant to which such Assuming Lender agrees to become a Lender hereunder pursuant to Section 2.19.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

               (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

          "Base Rate Lending Office" means, with respect to any Lender, the office of such Lender or any of its Affiliates specified as its "Base Rate Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or in the Assumption Agreement, as the case may be, pursuant to which it became a Lender, or such other office of such Lender or any of its Affiliates as such Lender may from time to time specify to the Company and the Administrative Agent for such purpose.

          "Borrowers" means, collectively, each Initial Borrower and each Designated Subsidiary that shall become a party to this Agreement pursuant to Section 9.08.

          "Borrowers' Account" means, in the case of the Company, the account of the Company, Account Number 4057-7058, in the case of Holdings, the account of Holdings, Account Number 4076-2552, each at Citibank at its offices at 399 Park Avenue, New York, New York 10043, and such other account of the Borrowers (or any one of them) as is agreed in writing from time to time among the Borrowers and the Administrative Agent for such purpose.

          "Borrowing" means a Revolving Credit Borrowing or a Refinancing Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York, or in London, England, and, if the applicable Business Day relates to any Eurodollar Rate Advance or any Discounted Note, on which dealings are carried on in the London interbank market.

          "Capitalized Leases" means all leases that have been or should be, in accordance with generally accepted accounting principles in effect from time to time, recorded as capitalized leases.

          "Cash Flow Coverage Ratio" means, with respect to the Company and its Subsidiaries at any date of determination, the ratio of (a) EBITDA of the Company and its Subsidiaries for the most recently completed consecutive four fiscal quarter period ending on such date to (b) Consolidated Net Interest Expense for the most recently completed consecutive four fiscal quarter period ending on such date, in each case calculated in accordance with GAAP. Calculations of the Cash Flow Coverage Ratio shall exclude all effects of unusual or nonrecurring credits or charges.

          "Change of Control" means the occurrence of any of the following:

               (a) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of Voting Stock of the Company (or securities convertible into or exchangeable for such Voting Stock) representing more than 30% of the combined voting power of all Voting Stock of the Company (on a fully diluted basis); or

               (b) a majority of the members of the board of directors of the Company are not Continuing Directors at any time.

          "Chesapeake Holdings" means Chesapeake Falls Holdings Company, an unlimited company organized under the laws of the Republic of Ireland.

          "Citibank" has the meaning specified in the recital of parties to this Agreement.

          "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

          "Commitment Date" has the meaning specified in Section 2.19(b).

          "Commitment Increase" has the meaning specified in Section 2.19(a).

          "Company" has the meaning specified in the recital of parties to this Agreement.

          "Confidential Information" means information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with this Agreement in a writing designated by such Borrower as confidential, but does not include any such information that (a) is or becomes generally available to the public, (b) was available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender by any Borrower or any of its Subsidiaries or (c) is or becomes available to the Administrative Agent or such Lender on a nonconfidential basis from a source other than any Borrower or any of its Subsidiaries.

          "Consenting Lender" has the meaning specified in Section 2.17(b).

          "Consolidated Net Interest Expense" means, with respect to the Company and its Subsidiaries for any period, (a) total interest expense (including, without limitation, the interest component on all obligations under Capitalized Leases during such period and all Discounts accrued during such period) of the Company and its Subsidiaries for such period less (b) total interest income of the Company and its Subsidiaries for such period, in each case determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP; provided, however, that calculation of Consolidated Net Interest Expense for that period shall exclude any income/expense for that period associated with spot-to-forward differences or points on foreign currency trades that are included in interest income/expense as a result of Statement of Financial Accounting Standards No. 133, as amended and interpreted.

          "Continuing Director" means an individual who is a member of the board of directors of the Company on the date of this Agreement or whose election to the board of directors of the Company is approved by a majority of the other Continuing Directors.

          "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of another Type or the continuation of Revolving Credit Advances of the same Type for another Interest Period pursuant to Section 2.08 or 2.09.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender at any time, the portion of any Revolving Credit Advance required to be made by such Lender to any Borrower, or the portion of any Discounted Note required to be purchased by such Lender from Holdings, pursuant to Sections 2.01 and 2.02 at or prior to such time that has not been made or purchased by such Lender or by the Administrative Agent for the account of such Lender pursuant to
     Section 2.02(c) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.16, the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Sections 2.01 and 2.02 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulting Lender" means, at any time, any Lender that at such time owes a Defaulted Advance.

          "Designated Subsidiary" means any Substantially Owned Subsidiary designated after the date of this Agreement for borrowing privileges hereunder pursuant to Section 9.08.

          "Designation Letter" means a letter entered into by a Designated Subsidiary, the Company and the Administrative Agent, in substantially the form of Exhibit F hereto, pursuant to which such Designated Subsidiary shall become a Borrower hereunder in accordance with Section 9.08.

          "Discount" means, for each Discounted Note comprising part of the same Revolving Credit Borrowing, the amount obtained by dividing (a) the product of (i) the Face Amount of such Discounted Note multiplied by (ii) the product of (A)(1) the Eurodollar Rate for US Dollars for such Discounted Note plus (2) the Applicable Margin for such Discounted Note plus (3) the Applicable Utilization Fee, if any, for such Discounted Note multiplied by
     (B) a fraction the numerator of which is the number of days in the term to Maturity Date of such Discounted Note and the denominator of which is 360 days by (b) the sum of (i) one and (ii) the product of (A)(1) the Eurodollar Rate for US Dollars for such Discounted Note plus (2) the Applicable Margin in effect for such Discounted Note plus (3) the Applicable Utilization Fee, if any, for such Discounted Note multiplied by
     (B) a fraction the numerator of which is the number of days in the term to Maturity Date of such Discounted Note and the denominator of which is 360 days.

          "Discounted Note" means any payment obligation of Holdings evidenced by the Master Discounted Note and purchased by a Lender pursuant to Section 2.01(b).

          "Discounted Purchase Price" means, with respect to any Discounted Note purchased by any Lender, the difference between (a) the Face Amount of such Discounted Note and (b) the Discount applicable to such Discounted Note.

          "EBITDA" means, for any period, (a) earnings before income taxes for such period as set forth on the consolidated statements of earnings of the Company and its Subsidiaries for such period less (or plus) (b) other income (or expense) of the Company and its Subsidiaries for such period to the extent included in earnings before income taxes plus (c) Consolidated Net Interest Expense for such period plus (d) all charges for depreciation and amortization for such period as set forth in the consolidated statements of cash flows of the Company and its Subsidiaries for such period; provided, however, that, for purposes of calculating EBITDA for any period, Consolidated Net Interest Expense for that period will be included without giving effect to the proviso at the end of the definition of "Consolidated Net Interest Expense".

          "Effective Date" has the meaning specified in Section 3.01.

          "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender or (c) any other Person approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

          "Environmental Action" means any suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or any other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial determination relating to pollution or to protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Lien" means a Lien in favor of a Governmental Authority securing (a) any liability under any Environmental Law or any Environmental Permit or (b) damages arising from, or remediation costs or injunctive relief imposed by a Governmental Authority in response to, the release or threatened release of Hazardous Materials.

          "Environmental   Permit"   means   any   permit,   license   or  other
     authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender or any of its Affiliates specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender or any of its Affiliates as such Lender may from time to time specify to the Company and the Administrative Agent for such purpose.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing or for the term to Maturity Date of each Discounted Note comprising part of the same Revolving Credit Borrowing, as the case may be, an interest rate per annum equal to:

               (a) the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at or about 11:00 A.M. (London time) two Business Days before (i) in the case of each such Eurodollar Rate Advance, the first day of such Interest Period and for a period equal to such Interest Period and
          (ii) in the case of each such Discounted Note, the date that such Discounted Note is purchased by a Lender and for a period equal to the term to Maturity Date thereof; or

               (b) if such rate does not so appear on the Reuters Screen LIBO Page at such time, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in US Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at or about 11:00 A.M. (London time) two Business Days before (i) in the case of each such Eurodollar Rate Advance, the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period and (ii) in the case of each such Discounted Note, the date such Discounted Note is purchased by a Lender in an amount substantially equal to such Reference Bank's Discounted Note comprising part of such Revolving Credit Borrowing and for a period equal to the term to Maturity Date thereof; provided that any determination of the Eurodollar Rate for any Interest Period pursuant to this clause (b) shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

          "Eurodollar Rate Advance" means a Revolving Credit Advance denominated in US Dollars that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" means, with respect to any Lender for any Interest Period for any Eurodollar Rate Advance made by such Lender from time to time, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Existing Credit Agreement" means that certain Five Year Credit Agreement dated as of April 2, 2001 among the Company, Holdings, the banks party thereto, Citibank, as Administrative Agent, JPMorgan, a Division of Chase Securities Inc., as

     Documentation Agent, and Bank of America, N.A. and Commerzbank AG, as Co-Syndication Agents, as amended, supplemented or otherwise modified through the date hereof.

          "Extension Date" has the meaning specified in Section 2.17(b).

          "Face Amount" means, with respect to any Discounted Note, the amount payable to the holder of such Discounted Note on the Maturity Date thereof.

          "Facility Fee" has the meaning specified in Section 2.04(a).

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Financial Statements" means, with respect to any Person at any date of determination:

               (a) the financial statements of such Person and its Subsidiaries included in the quarterly report of such Person on Form 10-Q or the annual report of such Person on Form 10-K, as the case may be, for the period ended on such date, in each case as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and including all financial statements of such Person and its Subsidiaries incorporated by reference therein; or

               (b) if there is no quarterly report of such Person on Form 10-Q or annual report of such Person on Form 10-K, as the case may be, for the period ended on such date, a consolidated balance sheet of such Person and its Subsidiaries as at such date and consolidated statements of earnings and cash flow and, as applicable, changes in financial position of such Person and its Subsidiaries for the period ended on such date and for the period commencing at the end of the immediately preceding fiscal year of such Person and ending on such date, setting forth in each case in comparative form the corresponding figures as of the end of and for the corresponding period in the immediately preceding fiscal year of such Person and the corresponding figures as of the end of and for the corresponding year-to-date period in the immediately preceding fiscal year of such Person, all in reasonable detail.

          "Foreign Borrower" means each Designated Subsidiary organized under the laws of a jurisdiction outside of the United States that becomes a Borrower hereunder.

          "GAAP" means generally accepted accounting principles consistent with those applied in the preparation of the Financial Statements of the Company for the fiscal year of the Company ended December 31, 2003, filed with the Securities and Exchange Commission in the Annual Report of the Company on Form 10-K for such fiscal year, as modified for the fiscal quarter ended September 26, 2004 and subsequent fiscal quarters by the Company's adoption of FASB Staff Position (FSP) No. FAS 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

          "Governmental Authority" means any nation or government or any state, province or other political subdivision thereof, or any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, local or foreign.

          "Guaranteed Obligations" has the meaning specified in Section 7.01.

          "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Holdings" has the meaning specified in the recital of parties to this Agreement.

          "Home Jurisdiction Withholding Taxes" means in the case of the Company, withholding for United States income taxes, United States back-up withholding taxes and United States withholding taxes.

          "Indebtedness"   means,   with   respect   to  any   Person   (without
     duplication):

               (a) all indebtedness of such Person for borrowed money;

               (b) all obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables incurred in the ordinary course of such Person's business but only if and for so long as the same remains payable on customary trade terms);

               (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

               (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

               (e) all obligations of such Person as lessee under Capitalized Leases;

               (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit;

               (g)  all   obligations   of  such  Person  in  respect  of  Hedge
          Agreements, valued at the Agreement Value thereof;

               (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock, valued at the greater of (i) its voluntary or involuntary liquidation preference and (ii) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor, except for Senior Preferred Shares issued by Chesapeake Holdings which will be valued at the amount attributed thereto on the Company's Financial Statements;

               (i) all Indebtedness of other Persons referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner to invest in, the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

               (j) all Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property and assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified  Party" has the  meaning  specified  in Section  9.04(b).

          "Increase Date" has the meaning specified in Section 2.19(a).

          "Increasing Lender" has the meaning specified in Section 2.19(d).

          "Initial Borrowers" has the meaning specified in the recital of parties to this Agreement.

          "Initial Issuing Banks" has the meaning specified in the recital of parties to this Agreement.

          "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing or Conversion pursuant to the provisions below and, thereafter, with respect to any such Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine or twelve months, as the Borrower requesting such Borrowing or Conversion may, upon notice received by the Administrative Agent in accordance with the applicable provisions of Section 2.02(a) or 2.09, as the case may be, select; provided, however, that:

               (a) such Borrower may not select any Interest Period that ends after the scheduled Termination Date;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

               (c) in the case of any such Revolving Credit Borrowing, such Borrower shall not be entitled to select an Interest Period having a duration of nine or twelve months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Administrative Agent that such Lender will be providing funding for such Revolving Credit Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Revolving Credit Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Revolving Credit Borrowing in the applicable Notice of Revolving Credit Borrowing as the desired alternative to an Interest Period of nine or twelve months;

               (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Issuing Bank" means an Initial Issuing Bank or any Eligible  Assignee
     (x) that has been appointed by the Company pursuant to Section 2.21 or (y) to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07, in each case so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "JPMorgan" has the meaning specified in the recital of parties to this Agreement.

          "L/C Cash Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Administrative Agent, over which the Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Administrative Agent.

          "L/C  Related   Documents"  has  the  meaning   specified  in  Section
     2.06(c)(i).

          "Lenders" means, collectively, each Initial Lender, each Issuing Bank and each other Person that shall become a party hereto pursuant to Section 2.17, 2.19 or 9.07(a), (b) and (c).

          "Letter of Credit  Agreement"  shall  have the  meaning  specified  in
     Section 2.03(a).

          "Letter of Credit Commitment" means as to any Issuing Bank (a) the amount set forth opposite such Issuing Bank's name on the signature pages hereto under the caption "Letter of Credit Commitment" or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Registrar maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time and (b) $75,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05(b).

          "Letters of Credit" has the meaning specified in Section 2.01(c).

          "Leverage Ratio" means, with respect to the Company and its Subsidiaries at any date of determination, the ratio of (a) the sum (without duplication) of (i) all Reported Net Indebtedness at such date,
     (ii) all Mandatorily Redeemable Stock of the Company and its Subsidiaries outstanding at such date which is not included in Reported Net Indebtedness (valued at the greater of (A) its voluntary or involuntary liquidation preference and (B) the aggregate amount payable therefor upon purchase, redemption, defeasance or payment therefor, except for Senior Preferred Shares issued by Chesapeake Holdings which will be valued at the amount attributed thereto on the Company's Financial Statements), determined on a consolidated basis less the amount of any cash deposits maintained by Chesapeake Holdings or its Subsidiaries that secure a redemption payment obligation thereon (to the extent the deposits are not included as cash or cash equivalents in Reported Net Indebtedness), (iii) the aggregate book value of all accounts receivable on the books of the purchasers thereof sold by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries at such date and (iv) all outstanding obligations of any Person for borrowed money (other than any such obligations of employees in an aggregate amount not to exceed $10,000,000 (or the equivalent thereof in one or more foreign currencies)) that is guaranteed or in effect guaranteed by, or secured by a Lien on the property or assets of, the Company or any of its Subsidiaries at such date to (b) EBITDA of the Company and its Subsidiaries for the most recently completed consecutive four fiscal quarters ending on such date, in each case calculated in accordance with GAAP. Calculations of the Leverage Ratio shall exclude all effects of unusual or nonrecurring credits or charges.

          "Lien" means any lien, security or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, but shall not include the interest of a third party in receivables sold by any Person to such third party on a nonrecourse basis.

          "Mandatorily  Redeemable  Stock" means, at any date of  determination,
     (a) with respect to any Person, any shares of capital stock of (or other similar ownership interest in) such Person or any other Person that, at such date, (i) are redeemable, payable or required to be purchased or otherwise retired or extinguished, or are convertible into any Indebtedness or other liability of such Person, whether mandatorily or at the option of the holder thereof (except if an event must occur to cause or permit the holder thereof to require redemption or repurchase of such capital stock (or such other ownership interest) and such event has not occurred at such date), prior to the then scheduled Termination Date or (ii) are convertible into any shares of capital stock (or other similar ownership interest) of the types referred to in subclause (a)(i) above and (b) in addition, with respect to Chesapeake Holdings, its Senior Preferred Shares of all classes.

          "Master Discounted Note" means a promissory note of Holdings in favor of the Administrative Agent, for the account of the Lenders, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of Holdings to the Lenders under or in respect of Discounted Notes.

          "Material Adverse Effect" means any material adverse effect on (a) the ability of the Company and its Subsidiaries, taken as a whole, to perform the obligations of the Borrowers under this Agreement and the Notes or (b) the legality, binding nature, validity or enforceability of this Agreement or any Note as an obligation of any Borrower that is intended to be a party thereto.

          "Maturity Date" means, for each Discounted Note comprising part of the same Revolving Credit Borrowing, the date on which the Face Amount for such Discounted Note becomes due and payable in accordance with the provisions set forth below, which shall be a day occurring one, two, three or six months after the date on which such Discounted Note is purchased by a Lender as part of any Revolving Credit Borrowing, as Holdings may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date on which such Discounted Note is to be purchased, select; provided, however, that:

               (a) Holdings may not select a Maturity Date for any Discounted Note that occurs after the scheduled Termination Date;

               (b) the Maturity Dates for all Discounted Notes comprising part of the same Revolving Credit Borrowing shall occur on the same date;

               (c) Discounted Notes may not be Converted;

               (d) whenever the Maturity Date for any Discounted Note would otherwise occur on a day other than a Business Day, such Maturity Date shall be extended to occur on the next succeeding Business Day;
          provided, however, that, if such extension would cause the Maturity Date for such Discounted Note to occur in the next succeeding calendar month or to be more than 183 days after the date that such Discounted Note was purchased by a Lender, the Maturity Date thereof shall occur on the immediately preceding Business Day; and

               (e) whenever the date that any Discounted Notes was purchased by a Lender occurs on a day of an initial calendar month for which there is no numerically corresponding day the calendar month that succeeds such initial calendar month by the number of months equal to the number of months selected by Holdings in its notice to the Administrative Agent for such Discounted Note, the Maturity Date thereof shall be the last Business Day of such succeeding calendar month.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto acceptable to the Required Lenders.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple  Employer Plan" means a single  employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

          "Note" means a Revolving Credit Note, a Discounted Note or a Master Discounted Note, as the context may require.

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Revolving  Credit  Borrowing" has the meaning  specified in
     Section 2.02(a).

          "Other Taxes" has the meaning specified in Section 2.14(b).

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,   or  any
     successor thereto.

          "Performance Level" means Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V, as appropriate.

          "Performance Level I" means, at any date of determination, the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least A- by S&P or at least A3 by Moody's.

          "Performance Level II" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I and
     (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB+ by S&P or at least Baa1 by Moody's.

          "Performance Level III" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB by S&P or at least Baa2 by Moody's.

          "Performance Level IV" means, at any date of determination, (a) the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) the non-credit enhanced long-term senior unsecured public debt of the Company shall have a Public Debt Rating in effect on such date of at least BBB- by S&P or at least Baa3 by Moody's.

          "Performance Level V" means, at any date of determination, the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and remain unstayed:

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b);

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 30 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles in effect from time to time;

               (c) pledges or deposits to secure obligations under workers' compensation laws or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

               (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

               (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

               (f)  easements,  rights  of way,  zoning  restrictions  and other
          encumbrances   on  title  to  real  property   that  do  not,   either
          individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect the use of such property for its present purposes; and

               (g) any interest of the Administrative Agent and the Lenders in the L/C Cash Collateral Account.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments of all Lenders at such time and (b) such amount.

          "Public Debt Rating" means, as of any date of determination, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured public debt issued or to be issued by the Company. For purposes of the foregoing:

               (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating;

               (b) if, at any time, neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be set in accordance with Performance Level V under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be;

               (c) if the ratings established by S&P and Moody's shall fall within different Performance Levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating therefrom; provided, however, that, if the lower of such ratings is two Performance Levels below the higher of such ratings, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be set in accordance with the Performance Level that is in the middle of such Performance Levels; and provided further, however, that, if the lower of such ratings is more than two Performance Levels below the higher of such ratings, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be deemed to be the average of the Applicable Margins, the Applicable Percentages or the Applicable Utilization Fees, as the case may be, that correspond to such ratings;

               (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the first Business Day after the date on which such change is announced publicly by the rating agency making such change; and

               (e) if S&P or Moody's shall change the basis on which ratings are established by it, each reference to the Public Debt Rating announced by S&P or

          Moody's shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Reference Banks" means Citibank, JPMorgan Chase Bank and Bank of America, N.A. or, in the event that any one of such banks ceases to be a Lender hereunder at any time, any other commercial bank designated by the Company and approved by the Required Lenders as constituting a "Reference Bank" hereunder.

          "Refinancing Borrowing" means a Revolving Credit Borrowing consisting of the purchase of Discounted Notes on such date to the extent that (a) the Discounted Purchase Price thereof is not greater than the Face Amount of the Discounted Notes maturing on such date and (b) the proceeds of such Revolving Credit Borrowing are used to repurchase the Discounted Notes maturing on such date.

          "Register" has the meaning specified in Section 9.07(d).

          "Reported Net Indebtedness" means, at any date of determination, (a) the consolidated liabilities of the Company and its Subsidiaries at such date that are for money borrowed or that constitute short-term borrowings or long-term debt less (b) all cash and cash equivalents of the Company and its Subsidiaries at such date, determined in accordance with GAAP; provided, however, that calculation of Reported Net Indebtedness shall include the aggregate carrying value of such indebtedness, excluding any effects of fair value hedges on the carrying value of the indebtedness as imposed by Statement of Financial Accounting Standards No. 133, as amended and interpreted.

          "Required Lenders" means, at any time, Lenders owed at least a majority in interest of the aggregate unpaid principal amount of all Revolving Credit Advances owing to, and the aggregate Face Amount of all outstanding Discounted Notes purchased by, Lenders at such time, or, if no such principal amount or Face Amount is outstanding at such time, Lenders having at least a majority in interest of the Revolving Credit Commitments at such time.

          "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the General Counsel of each Borrower (or other executive officers of any Borrower performing similar functions) or any other officer of any Borrower or any of its Subsidiaries responsible for overseeing or reviewing compliance with this Agreement and the Notes.

          "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance.

          "Revolving Credit Borrowing" means a Borrowing consisting of simultaneous Revolving Credit Advances of the same Type made, or of the simultaneous issuance of Discounted Notes by Holdings purchased, by each of the Lenders pursuant to Section 2.01.

          "Revolving Credit Commitment" means, with respect to any Lender, the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Revolving Credit Commitment" or, if such Lender has entered into an Assignment and Acceptance or an Assumption Agreement, as the case may be, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), in each case as such amount may be reduced pursuant to Section 2.05(a) or increased pursuant to Section 2.19.

          "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made, and the Discounted Notes purchased, by such Lender.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto acceptable to the Required Lenders.

          "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, either individually or together with its Subsidiaries, taken as a whole, (a) accounted for more than 10% of the consolidated assets of the Company and its Subsidiaries as of such date or
     (b) accounted for more than 10% of the consolidated net income of the Company and its Subsidiaries for any of the three most recently completed fiscal years of the Company prior to such date, in each case as reflected on the applicable Financial Statements of the Company at or prior to such date.

          "Single  Employer  Plan" means a single  employer  plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SPC" has the meaning specified in Section 9.07(f).

          "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of

               (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

               (b) the interest in the capital or profits of such limited liability company, partnership or joint venture, or

               (c) the beneficial interest in such trust or estate,
     is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, for all purposes of this Agreement, Chesapeake Holdings shall constitute a Subsidiary of the Company.

          "Substantially Owned Subsidiary" means, at any time, any Subsidiary of the Company of which (or in which) at least 80% of

               (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such Subsidiary (irrespective of whether at the time shares of capital stock of any other class or classes of such Subsidiary shall or might have voting power upon the occurrence of any contingency), and/or

               (b) all other ownership interests and rights to acquire ownership interests in such Subsidiary,

     is at such time, directly or indirectly, owned or controlled by the Company, by the Company and one or more of its wholly owned Subsidiaries or by one or more wholly owned Subsidiaries of the Company.

          "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

          "Taxes" has the meaning specified in Section 2.14(a).

          "Termination Date" means the earlier of (a) October 29, 2009, subject to extension thereof pursuant to Section 2.17, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Type" refers to the distinction between Revolving Credit Advances bearing interest at the Base Rate and at the Eurodollar Rate.

          "Unused Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time less (b) the sum of
     (i) the aggregate principal amount of all Revolving Credit Advances made, and the aggregate Face Amount of all Discounted Notes purchased, by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all the Letters of Credit outstanding at such time.

          "US Dollars" and the "$" sign each mean the lawful money of the United States of America.

          "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                     TERMS OF THE REVOLVING CREDIT ADVANCES,
                   THE DISCOUNTED NOTES AND LETTERS OF CREDIT


          SECTION 2.01. The Revolving Credit Advances and Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Revolving Credit Advance not to exceed such Lender's Unused Commitment on such Business Day. Each Revolving Credit Borrowing comprised of Revolving Credit Advances shall be in an aggregate amount of not less than $10,000,000 and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders according to their respective Pro Rata Shares of such Revolving Credit Borrowing. Within the limits of each Lender's Unused Commitment, any Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).

          (b) The Discounted Notes. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to purchase Discounted Notes denominated in US Dollars from Holdings from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate Face Amount for each such Discounted Note not to exceed such Lender's Unused Commitment on such Business Day. Each Revolving Credit Borrowing comprised of Discounted Notes shall be in an aggregate Face Amount of not less than $10,000,000 and shall consist of Discounted Notes purchased on the same day by the Lenders according to their respective Pro Rata Shares of such Revolving Credit Borrowing. Within the limits of each Lender's Unused Commitment, Holdings may borrow under this Section 2.01(b), repurchase pursuant to Section 2.10 and reborrow under this Section 2.01(b).

          (c) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each, a "Letter of Credit") for the account of any Borrower from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Commitments of the Lenders at such time. Each Letter of Credit shall be for a stated amount of $250,000 or more. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of (x) the date that is one year after the date of issuance thereof or (y) 10 Business Days prior to the Termination Date (which, if the applicable Issuing Bank is a Non-Consenting Lender pursuant to Section 2.17, shall be the Termination Date in effect immediately prior to the applicable Extension Date). Within the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(c), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to
Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(c). Each letter of credit listed on Schedule 2.01(c) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided that any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

          SECTION 2.02. Making the Revolving Credit Advances and Purchasing the Discounted Notes. (a) Except as otherwise provided in Section 2.03(c), each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Eurodollar Rate Advances or Discounted Notes, or not later than 9:00 A.M. (New York City time) on the same Business Day as the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing comprised of Base Rate Advances, by any Borrower to the Administrative Agent, which shall give each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein
(i) the requested date of such Revolving Credit Borrowing (which shall be a Business Day), (ii) whether Discounted Notes or Revolving Credit Advances are to comprise such proposed Revolving Credit Borrowing and, if Revolving Credit Advances, the requested Type of Revolving Credit Advances comprising such proposed Revolving Credit Borrowing, (iii) the requested aggregate principal amount (or, in the case of Discounted Notes, the requested aggregate Face Amount) of such Revolving Credit Borrowing and (iv) in the case of a Revolving Credit Borrowing consisting of (A) Eurodollar Rate Advances, the requested initial Interest Period for each such Revolving Credit Advance and (B) Discounted Notes, (1) the requested Maturity Date of such Discounted Notes and
(2) the amount of proceeds thereof, if any, that are to constitute a Refinancing Borrowing. In the case of a proposed Revolving Credit Borrowing consisting of Discounted Notes, the Administrative Agent shall notify Holdings and each Lender not later than 9:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed Revolving Credit Borrowing, by telecopier, of the Discount applicable to, and such Lender's Pro Rata Share of the aggregate Discounted Purchase Price of, the Discounted Notes comprising such Revolving Credit Borrowing. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Revolving Credit Borrowing (other than any Revolving Credit Borrowing to the extent it constitutes a Refinancing Borrowing), which, in the case of a Revolving Credit Borrowing comprised of Discounted Notes, shall be equal for each Lender to the Discounted Purchase Price of the Discounted Note purchased by such Lender as part of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower requesting such Revolving Credit

Borrowing at the applicable Borrowers' Account or at such other address and account number of such Borrower as is reasonably acceptable to the Administrative Agent and as such Borrower shall have specified in the related Notice of Revolving Credit Borrowing. In the case of any Revolving Credit Borrowing that constitutes in whole or in part a Refinancing Borrowing, upon fulfillment of the applicable conditions set forth in Article III, the Discounted Purchase Price of the Discounted Notes comprising such Refinancing Borrowing shall be applied to redeem all or a portion of the Discounted Notes maturing on such Business Day, without any further action by, or any transfer of funds to or from, Holdings, the Administrative Agent or any Lender (other than the redemption of any portion of the Discounted Notes maturing on such Business Day that exceeds the amount of such Refinancing Borrowing).

          (b) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower that requested such Borrowing. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances or Discounted Notes, the Borrower that requested such Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made, or the Discounted Note to be purchased, by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance or such Discounted Note, as a result of such failure, is not made or purchased on such date.

          (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing comprised of
Eurodollar Rate Advances, or prior to 12:00 Noon (New York City time) on the date of any Revolving Credit Borrowing comprised of Base Rate Advances, that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower requesting such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share available to the Administrative Agent, such Lender and such Borrower severally agree to repay to, or to repurchase from, the Administrative Agent forthwith on demand such amount, and (except for any Discounted Notes repurchased by Holdings pursuant to clause
(i) of this sentence) to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to, or repurchased from, the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Revolving Credit Advances, or the Accreted Value at such time of the Discounted Notes, comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to, or repurchase from, the Administrative Agent such corresponding amount, such amount so repaid or so repurchased shall constitute such Lender's Revolving Credit Advance or the purchase by such Lender of its Discounted Note as part of such Revolving Credit Borrowing for all purposes of this Agreement.

          (d) The failure of any Lender to make the Revolving Credit Advance to be made, or to purchase the Discounted Note to be purchased, by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance or to purchase its Discounted Note, as the case may be, on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made, or to purchase the Discounted Note to be purchased, by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the applicable Borrower to any Issuing Bank, and such Issuing Bank shall give the Administrative Agent, prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Pro Rata Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower on the date made, or of any reimbursement payment required to be refunded to any Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Pro Rata Share of the Available Amount of such Letter of Credit at each time such Lender's Revolving Credit Commitment is amended pursuant to a Commitment Increase in accordance with Section 2.19, an assignment in accordance with Section 9.07 or otherwise pursuant to this Agreement.

          (c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by any such Issuing Bank of a Revolving Credit Advance to the Borrower for whose account such Letter of Credit was issued, which shall be a Base Rate Advance, in the amount of such draft. Each Issuing Bank shall give prompt notice (and such Issuing Bank will use its commercially reasonable efforts to deliver such notice within one Business Day) of each drawing under any Letter of Credit issued by it to the applicable Borrower and the Administrative Agent. Upon written demand by such Issuing Bank made to the Administrative Agent, which the Administrative Agent shall forward to each Lender, each Lender shall pay to the Administrative Agent such Lender's Pro Rata Share of such outstanding Revolving Credit Advance, by making available to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Revolving Credit Advance to be funded by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Pro Rata Share of an outstanding Revolving Credit Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Revolving Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Revolving Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Revolving Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

          (d) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day following the issuance, increase of Available Amount, expiration or drawing of a Letter of Credit issued by it, a written report summarizing such issuance, increase, expiry or drawing and (ii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by it.

          (e) Failure to Make Revolving Credit Advances. The failure of any Lender to make the Revolving Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Revolving Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on such date.

          SECTION 2.04. Fees. (a) Facility Fee. Each Borrower jointly and severally agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee (the "Facility Fee") on the daily amount of such Lender's Revolving Credit Commitment (whether used or unused) from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender until, in each case, the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 2004, and on the Termination Date.

          (b) Letter of Credit Fees. (i) Each Borrower for whose account a Letter of Credit has been issued shall pay to the Administrative Agent for the account of each Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit issued on its account and outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2004, and on the Termination Date, and after the Termination Date payable upon demand; provided that the Applicable Margin shall increase by 2% upon the occurrence and during the continuation of an Event of Default if the Borrower is required to pay default interest pursuant to
Section 2.07(b).

          (ii) The Borrower shall pay to each Issuing Bank for its own account an issuance fee on the average daily aggregate Available Amount of all Letters of Credit issued by such Issuing Bank equal to 0.125% per annum, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2004, and on the Termination Date, and after the Termination Date payable upon demand, and such other reasonable and customary presentation, amendment and other processing fees as may from time to time be agreed in writing between the Company and such Issuing Bank.

          (c) Agents' Fees. The Company shall pay to each of the Administrative Agent and the Syndication Agent, for its own account, such fees as may from time to time be agreed in various fee letters between the Company, on the one hand, and the Administrative Agent or the Syndication Agent, on the other hand.

          SECTION 2.05. Termination or Reduction of the Commitments. (a) The Borrowers shall have the right, upon at least three Business Days' notice to the Administrative Agent, to irrevocably terminate in whole or reduce ratably in part the aggregate Unused Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $25,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the aggregate amount of the Revolving Credit Commitments at such time.

          (b) The Borrowers shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused Letter of Credit Commitments of the Issuing Banks, provided that each partial reduction (i) shall be in the aggregate amount of $10,000,000 or an integral multiple of

$1,000,000 in excess thereof and (ii) shall, to the extent practicable, be made ratably among the Issuing Banks in accordance with their Letter of Credit Commitments.

          SECTION 2.06. Repayment of Revolving Credit Advances and Repurchase of Discounted Notes. (a) Repayment of Revolving Credit Advances. Each Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders, on the Termination Date the aggregate principal amount of all Revolving Credit Advances made to such Borrower and outstanding on such date.

          (b) Repurchase of Discounted Notes. Holdings shall redeem or repurchase all Discounted Notes from the Administrative Agent, for the ratable account of the Lenders (i) on the Maturity Date specified for such Discounted Notes at the Face Amount of all such Discounted Notes comprising the same Revolving Credit Borrowing or (ii) if earlier, on the Termination Date at a purchase price equal to the aggregate Accreted Value of all outstanding Discounted Notes on such date.

          (c) Letter of Credit Reimbursements. The obligations of each Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by any Borrower is without prejudice to, and does not constitute a waiver of, any rights such Borrower might have or might acquire as a result of the payment by any Lender of any draft or the reimbursement by such Borrower thereof):

          (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument, in each case, relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of any Borrower in respect of the L/C Related Documents; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

          SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to such Borrower and owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last Business Day of each June, September, December and March during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (B) the Applicable Margin in effect from time to time during such Interest Period plus (C) the Applicable Utilization Fee, if any, in effect from time to time during such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on:

          (i) the unpaid principal amount of each Revolving Credit Advance made to such Borrower and owing to each Lender, payable in arrears on the dates referred to in Section 2.07(a)(i) or 2.07(a)(ii), at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.07(a)(i) or 2.07(a)(ii), as applicable;

          (ii) to the fullest extent permitted by applicable law, the amount of any interest, fees or other amounts (including, without limitation, any Discounted Note) owing by such Borrower to the Administrative Agent or any Lender under this Agreement or any Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.07(a)(i).

          (c) Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Lender, so long as and to the extent such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Eurodollar Rate Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for the applicable Interest Period for such Eurodollar Rate Advance from (b) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is otherwise payable on such Eurodollar Rate Advance. Such Lender shall as soon as practicable provide notice to the Administrative Agent and the Borrowers of any such additional interest arising in connection with any such Eurodollar Rate Advance, which notice shall be conclusive and binding, absent manifest error; provided, however, that no Lender shall be entitled to additional interest on any Eurodollar Rate Advance pursuant to this Section 2.07(c) for any period occurring more than 90 days prior to the date that notice of such additional interest is first provided by such Lender to the Borrowers.

          SECTION 2.08. Interest Rate and Discount Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate in accordance with clause
(b) of the definition thereof set forth in Section 1.01 and, if necessary, each Discount. If any one of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate or Discount, the Administrative Agent shall determine such interest rate or Discount on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii) and, if applicable, the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

          (b) If, with respect to any  Eurodollar  Rate  Advances,  the Required
Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the affected Borrowers and the Lenders, whereupon (i) such Eurodollar Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances and (ii) the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. If, with respect to Discounted Notes having a particular Maturity Date, the

Required Lenders notify the Administrative Agent that the Eurodollar Rate for such Discounted Notes will not adequately reflect the cost to such Required Lenders of purchasing, funding or maintaining their respective Discounted Notes, the Administrative Agent shall forthwith so notify Holdings and the Lenders, whereupon the obligation of the Lenders to purchase such Discounted Notes or any other Discounted Notes shall be suspended until the Administrative Agent shall notify Holdings and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances made or to be made to such Borrower in accordance with the provisions contained in the definition of "Interest Period" set forth in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Eurodollar Rate Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make Eurodollar Rate Advances, and to purchase Discounted Notes from Holdings, shall be suspended.

          (e) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances in accordance with clause (b) of the definition thereof set forth in Section 1.01 or, if necessary, the Discount for any Discounted Notes:

          (i) the Administrative Agent shall forthwith notify the affected Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or that the Discount cannot be determined for such Discounted Notes, as the case may be;

          (ii) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Revolving Credit Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

          (iii) the obligation of the Lenders to make Eurodollar Rate Advances, or to Convert Revolving Credit Advances into Eurodollar Rate Advances, or to purchase Discounted Notes, shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.09. Optional Conversion of Revolving Credit Advances. Each Borrower may on any Business Day on which no Default has occurred and is continuing, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one

Interest Period into Eurodollar Rate Advances of another Interest Period, or not later than 1:00 P.M. (New York City time) on the same Business Day as the date of the proposed Conversion in the case of a Conversion of Eurodollar Rate Advances into Base Rate Advances, and, in any case, subject to the provisions of Sections 2.08, 2.09 and 2.13, Convert all Revolving Credit Advances comprising one or more Borrowings into one or more Borrowings comprised of Revolving Credit Advances; provided, however, that:

          (a) No Conversion of Revolving Credit Advances shall result in (i) any Revolving Credit Borrowing failing to comply with the second sentence of Section
2.01 or (ii) the aggregate principal amount of all outstanding Revolving Credit Advances, and the aggregate Face Amount of all outstanding Discounted Notes, at the time of such Conversion exceeding the aggregate Revolving Credit Commitments of the Lenders at such time; and

          (b) In the case of any Conversion of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of another Interest Period or of Eurodollar Rate Advances into Base Rate Advances other than on the last day of an Interest Period therefor, the Borrower requesting such Conversion shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion (which shall be a Business Day), (ii) the Revolving Credit Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Credit Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

          SECTION 2.10. Optional Prepayments of Revolving Credit Advances and Repurchases of Discounted Notes. Each Borrower may, upon at least the same Business Day's notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, and upon at least three Business Days' notice to the Administrative Agent received not later than 11:00 A.M. (New York City time) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or Discounted Notes, stating the proposed date and aggregate principal amount of the prepayment or, in the case of Discounted Notes, aggregate Face Amount of the repurchase, and if such notice is given such Borrower shall, (a) in the case of Revolving Credit Advances, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, and (b) in the case of Discounted Notes, repurchase, by payment of the Accreted Value to the date of such repurchase of the outstanding Discounted Notes comprising part of the same Revolving Credit Borrowing in whole or ratably in part; provided, however, that
(i) each partial prepayment or repurchase, as the case may be, shall be in an aggregate amount of not less than $10,000,000 and (ii) in the case of any such prepayment of Eurodollar Rate Advances or any such repurchase of Discounted Notes, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

          SECTION 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law, rule or regulation or (ii) the compliance with, or the implementation or administration (or change in the administration or enforcement) of, any directive, guideline or request from any central bank or other Governmental Authority, whether or not having the force of law, there shall be any increase in the cost to any Lender of agreeing to make or making, to purchase or purchasing, funding or maintaining Eurodollar Rate Advances or Discounted Notes or agreeing to issue or of issuing or maintaining or participating in Letters of Credit, or any reduction in the amount owing to, or effective return earned or realizable by, any Lender under this Agreement or any Note in respect of any such Revolving Credit Advances, Discounted Notes or Letters of Credit, as the case may be (including for purposes of this Section
2.11 any such increased costs resulting from Taxes or Other Taxes for which the Borrowers are obligated to reimburse the Administrative Agent or the Lenders under Section 2.14), then the Borrowers jointly and severally agree to pay from time to time to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for all such increased costs or reduced amounts or return, such additional compensation to be paid by the Borrowers within 15 days of the date of demand therefor by such Lender (with a copy of such demand to the Administrative Agent) for all additional compensation accrued prior to such demand and on the dates specified by such Lender in such demand for all such additional compensation owing to such Lender thereafter; provided, however, that if a Lender fails to deliver a demand for any additional compensation to which it is entitled under this Section 2.11(a) within 180 days after such Lender becomes entitled thereto, such Lender shall only be entitled to additional compensation for any such amounts incurred prior to the date of such demand that accrued from and after the date that is 180 days prior to the date such Lender delivers such demand and for all such additional compensation that shall accrue on and after the date of such demand; and provided further, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost or reduced amount or return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost or reduced amount or return in reasonable detail (including the basis of calculation thereof), submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law, rule or regulation or any directive, guideline or request from any central bank or other Governmental Authority, or any change therein or in the implementation, administration or enforcement thereof, that is enacted or becomes effective, or is implemented or is first required or expected to be complied with, after the date of this Agreement, whether or not having the force of law, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or is based upon the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of this type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then the Borrowers jointly and severally agree to pay from time to time to the Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or to issue or participate in Letters of Credit hereunder or the issuance or maintenance of or participation in the Letters of Credit, such additional compensation to be paid by the Borrowers within 15 days of the date of demand therefor by such Lender (with a copy of such demand to the Administrative Agent) for all additional compensation accrued prior to such demand and on the dates specified by such Lender in such demand for all such additional compensation owing to such Lender thereafter; provided, however, that if a Lender fails to deliver a demand for any additional compensation to which it is entitled under this Section 2.11(b) within 180 days after such Lender becomes entitled thereto, such Lender shall only be entitled to additional compensation for any such amounts incurred prior to the date of such demand that accrued from and after the date that is 180 days prior to the date such Lender delivers such demand and for all such additional compensation that shall accrue on and after the date of such demand. A certificate as to such amounts in reasonable detail (including the basis of calculation thereof), submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (c) If a Lender demands additional compensation under Section 2.11(a) or 2.11(b) with respect to Eurodollar Rate Advances or Discounted Notes, the Borrowers may (but shall not be obligated to), upon at least five Business Days' notice to such Lender (with a copy of such notice to the Administrative Agent), elect that, until the circumstances causing such demand for additional compensation no longer apply to such Lender, all Eurodollar Rate Advances that would otherwise be made, and all Discounted Notes that would otherwise be purchased, by such Lender as part of any Revolving Credit Borrowing shall be made instead as Base Rate Advances, and all payments of principal of and interest on such Base Rate Advances shall be made at the same time as payments on the Eurodollar Rate Advances or the Discounted Notes, as the case may be, otherwise comprising part of such Revolving Credit Borrowing.

          SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to purchase Discounted Notes, or to fund or maintain Eurodollar Rate Advances or Discounted Notes, (a) each Eurodollar Rate Advance of such Lender will automatically, on the last day of the Interest Period then in effect therefor if permitted by applicable law or otherwise upon demand, Convert into a Base Rate Advance and (b) the obligation of such Lender to make Eurodollar Rate Advances, to Convert Revolving Credit Advances into Eurodollar Rate Advances or to purchase Discounted Notes shall be suspended until the Administrative Agent shall notify the Borrowers (promptly following notice from such Lender) that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances, and to purchase Discounted Notes, or to continue to fund or maintain Eurodollar Rate Advances or Discounted Notes, and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. If the obligation of a Lender to make Eurodollar Rate Advances or to purchase
Discounted Notes is suspended pursuant to this Section 2.12, then, until the circumstances causing such suspension no longer apply to such Lender, all Eurodollar Rate Advances that would otherwise be made, and all Discounted Notes that would otherwise be purchased, by such Lender as part of any Revolving Credit Borrowing shall be made instead as Base Rate Advances, and all payments of principal of and interest on such Base Rate Advances shall be made at the same time as payments on the Eurodollar Rate Advances or the Discounted Notes, as the case may be, otherwise comprising part of such Revolving Credit Borrowing.

          SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment required to be made by it hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in US Dollars to the Administrative Agent at the Administrative Agent's Account, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or the Facility Fee ratably (other than amounts payable pursuant to Section 2.02(c), 2.07(c), 2.11, 2.12, 2.14, 2.15, 2.17 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to
Section 2.17, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register pursuant to Section 2.17(d), from and after the applicable Extension Date, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.19, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register pursuant to Section 2.19(d), from and after the applicable Increase Date, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender.

          (b) All computations of interest that are based on clause (a) of the definition of "Base Rate" set forth in Section 1.01 and of Facility Fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest that are otherwise based on the Eurodollar Rate or that are based on the Federal Funds Rate and of Discount and of the Applicable Utilization Fee and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable or such Discount has accreted. Each determination by the Administrative Agent of an interest rate, fee, commission or Discount hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or commissions, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances, or the payment of the Face Amount or the Accreted Value of any Discounted Notes, to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the Borrower required to make any payment hereunder prior to the date on which such payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.14. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income and franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any of the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by applicable law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender or the Administrative Agent, or, if the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum paid or payable hereunder or under any Note to any Lender, (i) the sum payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions, whether by such Borrower or the Administrative Agent, applicable to additional sums payable under this
Section 2.14), such Lender and the Administrative Agent each receive an amount equal to the sum they each would have received had no such deductions been made (for example, and without limitation, if the sum paid or payable hereunder from or in respect of which a Borrower or the Administrative Agent shall be required to deduct any Taxes is interest, the interest payable by such Borrower shall be increased by such Borrower as may be necessary so that, after making all required deductions (including deductions applicable to additional interest), such Lender and the Administrative Agent each receive interest equal to the interest they each would have received had no such deduction been made), (ii) such Borrower (or, as the case may be and as required by applicable law, the

Administrative Agent) shall make such deductions and (iii) such Borrower (or, as the case may be and as required by applicable law, the Administrative Agent) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any of the Notes (hereinafter referred to as "Other Taxes").

          (c) Each Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) imposed on or paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent, as the case may be, makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under any of the Notes, if any Borrower determines that no Taxes are payable in respect thereof, such Borrower shall within 30 days after any request from the Administrative Agent or any Lender furnish to the Administrative Agent or such Lender a certificate from the appropriate taxing authority or an opinion of counsel or of independent certified public accountants acceptable to the Administrative Agent or such Lender, as the case may be, stating that such payment is exempt from Taxes.

          (e) Each Lender shall (i) promptly after the Effective Date in the case of each Initial Lender and promptly after the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender and (ii) from time to time thereafter upon the obsolescence or expiration of any previously delivered form or certificate (but only so long as such Lender remains lawfully able to do so), provide the Company and the Administrative Agent with any form or certificate that is required by any taxing authority (including, if applicable, two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate (or any successor form or other form prescribed by the Internal Revenue Service), an original Internal Revenue Service form W-9 (or any successor form), or to the extent permitted by applicable law, as an alternative to forms W-8BEN or W-8ECI, two original Internal Revenue Service forms W-8 (or any successor form prescribed by the Internal Revenue Service), certifying that such Lender is exempt from United States federal withholding tax pursuant to Section 871(h) or 881(c) of the Internal Revenue Code, together with an annual certificate stating that such Lender is not a "person" or other entity described in Section 871(h)(3) or 881(c)(3) of the Internal Revenue Code) as shall be appropriate to establish, subject to the last sentence of this Section 2.14(e) that such Lender is exempt from Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement or the Notes (or, in the case of a Lender that becomes a party to this Agreement pursuant to Section 2.17, 2.19 or 9.07(a), (b) and (c), exempt from or entitled to a reduced rate of Home Jurisdiction Withholding

Taxes on payments pursuant to this Agreement or the Notes that is no greater than the rate to which the Non-Consenting Lender or the assigning Lender, as applicable, was entitled); provided, however, that such Lender shall have been advised in writing by each Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Offices of such Lender set forth on Schedule I hereto, in the case of each Initial Lender, or to the jurisdiction of organization and Applicable Lending Offices of such Lender set forth in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender, in the case of each other Lender, or such other branch or office of such Lender designated by such Lender from time to time as the branch or office at which any of its Revolving Credit Advances are to be made or maintained or its Discounted Notes are to be purchased or maintained. Each Lender shall promptly notify the Company and the Administrative Agent if, because of any change in the jurisdiction of organization or an Applicable Lending Office of such Lender, (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of any Home Jurisdiction Withholding Tax to a greater or lesser extent than the extent to which payments to it pursuant to this Agreement or the Notes were previously subject. If any form or document referred to in this Section 2.14(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and the Administrative Agent and shall not be obligated to include in such form or document such confidential information. No Lender shall be required to provide a form or certificate pursuant to this Section 2.14(e) to establish that such Lender is exempt from any withholding for income taxes or withholding taxes on payments from Holdings pursuant to this Agreement or the Notes.

          (f) For any period with respect to which a Lender has failed, within 30 days of such Lender's receipt of written advice to such effect from any Borrower, to provide the Company and such Borrower with the appropriate form or certificate described in Section 2.14(e) (other than if such failure is due to a change in law (including, without limitation, any change in regulation or change in the interpretation of any statute or regulation or other rule of law) occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of
Section  2.14(e)),  such Lender shall not be entitled to  indemnification  under
Section 2.14(a) or 2.14(c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) Each Lender shall promptly upon the request of the Administrative Agent take all action (including without limitation the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by the Administrative Agent, and the Administrative Agent shall, to the extent appropriate and reasonable, take similar action, to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes imposed by the United Kingdom in relation to any amounts payable under this Agreement or any of the Notes.

          (h) Notwithstanding the foregoing provisions of this Section 2.14, no Borrower shall be required to pay any additional amount to any Lender or the Administrative Agent pursuant to Section 2.14(a) or 2.14(c) in respect of withholding for United States income taxes or United States back-up withholding taxes, except to the extent such taxes are required to be withheld as a result of any amendment to the laws (or any regulations thereunder) of the United States or any amendment to, or change in, any interpretation or application of any such laws or regulations by any Governmental Authority or to the extent such taxes are required to be withheld with respect to any Borrowings by Holdings that are comprised of Revolving Credit Advances.

          (i) Any Lender claiming  additional  amounts payable  pursuant to this
Section 2.14 (including, without limitation, any additional amounts that any Lender would be entitled to claim under this Section 2.14 with respect to payments from a Designated Subsidiary that becomes a Borrower pursuant to
Section 9.08) shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender. Each Borrower shall promptly upon request by any Lender or the Administrative Agent take all actions (including, without limitation, the completion of forms and the provision of information to the appropriate taxing authorities) reasonably requested by such Lender or the Administrative Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

          (j) In the event that an additional payment is made under Section 2.14(a) or 2.14(c) for the account of any Lender and such Lender, in its sole opinion, determines that it has received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company or to the applicable Borrower such amount as such Lender shall, in its sole opinion, have determined to be attributable to such deduction or withholding and as will leave such Lender (after such payment) in no better or worse position than it would have been in if such Borrower had not been required to make such deduction or withholding. Nothing contained in this
Section 2.14 shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it deems proper nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

          SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff or otherwise) on account of the Revolving Credit Advances owing to it or the Discounted Notes purchased by it (other than pursuant to Section 2.02(c), 2.07(c), 2.11, 2.12, 2.14 or 9.04) in excess of its Pro Rata Share of payments on account of the Revolving Credit Advances or the Discounted Notes obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them or the

Discounted Notes purchased by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's Pro Rata Share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by applicable law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

          SECTION 2.16. Defaulting Lenders. If, at any time, (a) any Lender shall be a Defaulting Lender, (b) such Defaulting Lender shall owe a Defaulted Advance to any Borrower and (c) such Borrower shall be required to make any payment under this Agreement or under any Note to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default under Section 6.01(a) or 6.01(e) or Event of Default shall have occurred and be continuing and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of such Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. If, on any date, any Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the Notes a Revolving Credit Advance or the purchase of a Discounted Note by such Defaulting Lender on the date such Defaulted Advance was originally required to have been made pursuant to Sections 2.01 and 2.02. Such Revolving Credit Advance or such Discounted Note shall be (i) in the case of a Revolving Credit Borrowing comprised of Discounted Notes, deemed to be the purchase from Holdings by such Defaulting Lender of a Discounted Note having the same Maturity Date, and with a Discount based on the same Eurodollar Rate, as all other outstanding Discounted Notes comprising part of such Revolving Credit Borrowing and (ii) in all other cases, a Base Rate Advance, even if the other Revolving Credit Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Revolving Credit Advance is deemed to be made pursuant to this Section 2.16, and, in any such case, shall be considered for all purposes of this Agreement to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Sections 2.01 and 2.02. Each Borrower shall promptly notify the Administrative Agent at any time such Borrower exercises its right of setoff pursuant to this Section 2.16 and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.16.

          SECTION 2.17. Extension of Termination Date. (a) At least 60 days but not more than 90 days prior to any Anniversary Date but in any event not more than twice prior to the Termination Date in effect on the date hereof, the Company, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from the Agreement's then scheduled expiration. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, within 15 days of such notice but not later than 45 days prior to such next Anniversary Date, notify the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent in writing of its consent to, or refusal of, any such request for extension of the Termination Date at least 45 days prior to the next Anniversary Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Company not later than 40 days prior to such next Anniversary Date of the decision of the Lenders regarding the Company's request for an extension of the Termination Date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for an extension of the Termination Date.

          (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17 and upon fulfillment of the applicable conditions set forth in Article III, the Termination Date in effect at such time shall, effective as at such next Anniversary Date (the "Extension Date"), be extended for one calendar year. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this
Section 2.17, the Termination Date in effect at such time shall, upon fulfillment of the applicable conditions set forth in Article III, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each, a "Consenting Lender") but shall not be extended as to any other Lender (each, a "Non-Consenting Lender"); provided that at least a majority in interest of the aggregate Commitments at such time (after giving effect to any assumptions of the Commitments of Non-Consenting Lenders in accordance with subsection (c) of this Section 2.17) consent in writing to any such request for extension of the Termination Date. To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection
(c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Lender or any other Person; provided that such
Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such Extension Date.

          (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Company may arrange for one or more Consenting Lenders or other Eligible Assignees to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the rights and obligations of such Non-Consenting Lender under this Agreement thereafter arising (each Eligible Assignee assuming the Commitment of one or more Non-Consenting Lenders pursuant to this Section 2.17, or becoming a party to this Agreement in accordance with Section 2.19, being an "Assuming Lender"), without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

          (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender the aggregate principal amount of, and any interest accrued and unpaid to the effective date of such assumption on, the outstanding Revolving Credit Advances, if any, of such Non-Consenting Lender;

          (ii) any such Consenting Lender or Assuming Lender shall have purchased from such Non-Consenting Lender all Discounted Notes owing to such Non-Consenting Lender, if any, at a purchase price equal to the aggregate Accreted Value thereof to the effective date of such assumption;

          (iii) any accrued and unpaid Facility Fees owing to such Non-Consenting Lender as of the effective date of such assumption, and all other accrued and unpaid amounts owing to such Non-Consenting Lender under this Agreement and the Notes as of the effective date of such assumption, shall have been paid to such Non-Consenting Lender by the Borrower or such Consenting Lender or Assuming Lender; and

          (iv) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) shall have been paid.

At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Company and the Administrative Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Company and the Administrative Agent, (B) each such Consenting Lender, if any, shall have delivered written confirmation satisfactory to the Company and the Administrative Agent as to any increase in the amount of its Commitment resulting from its assumption of one or more Commitments of the Non-Consenting Lenders and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17(c) shall have delivered to the Administrative Agent, to be held in escrow on behalf of such Non-Consenting Lender until the payment in full of all amounts owing to such Non-Consenting Lender under clauses (i) through (iii) of this Section 2.17, any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i) through (iv) of this Section 2.17(c), each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for the applicable Non-Consenting Lender(s) under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of any of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

          (d) If a majority in interest of the Lenders (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.17) consent in writing to a requested extension (whether by execution and delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to an Extension Date, the Administrative Agent shall so notify the Company, and, upon fulfillment of the applicable conditions set forth in Article III, the Termination Date then in effect shall be extended for an additional one-year period, as described in subsection (a) of this Section 2.17, and all references in this Agreement and in the Notes to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

          (e) Within ten Business Days after each Extension Date, each Borrower shall, at its own expense, execute and deliver to the Administrative Agent Revolving Credit Notes payable to the order of each Consenting Lender that has requested a Revolving Credit Note in accordance with Section 2.20 (in the case of each such Consenting Lender, in exchange for the Revolving Credit Note surrendered by such Consenting Lender to the Administrative Agent), if any, and each Assuming Lender, if any, in each case dated such Extension Date and in substantially the form of Exhibit A-1 hereto and in an amount equal to the Commitment of such Consenting Lender or Assuming Lender, as the case may be, after giving effect to such extension of the Termination Date. The Administrative Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Consenting Lenders and Assuming Lenders.

          SECTION 2.18. Use of Proceeds. The proceeds of the Revolving Credit Advances and the Discounted Notes shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of such Borrower and its Subsidiaries not otherwise prohibited under the terms of this Agreement.

          SECTION 2.19.  Increase in the Aggregate Revolving Credit Commitments.
(a) The Company may, not more than twice in any calendar year, by notice to the Administrative Agent, request that the aggregate amount of the Revolving Credit Commitments be increased by an amount of $25,000,000 or an integral multiple thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the Termination Date (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however that (i) in no event shall the aggregate amount of the Revolving Credit Commitments at any time exceed $1,500,000,000 and (ii) on the date of any request by the Company for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.04 shall be satisfied.

          (b) The Administrative Agent shall promptly notify such Lenders or Eligible Assignees as the Company shall identify of a request by the Company for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which such Lenders or Eligible Assignees wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Credit Commitments (the "Commitment Date"). The requested Commitment Increase shall be allocated among the Lenders and Eligible Assignees willing to participate therein in such amounts as are agreed between the Company and the Administrative Agent.

          (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Company as to the amount, if any, by which the Lenders and Eligible Assignees are willing to participate in the requested Commitment Increase. The Revolving Credit Commitment of each such Eligible Assignee shall be in a minimum amount of $10,000,000.

          (d) On each Increase Date, each bank or other entity that is not prior to such date a Lender hereunder and accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.19(b) (each such bank or other entity, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each bank or other entity that prior to such date is a Lender and accepts an offer to participate in such requested Commitment Increase (an "Increasing Lender") shall be so increased by such amount as of the Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

          (i) (A) evidence satisfactory to the Administrative Agent of authorization of the Board of Directors of each Borrower approving the Commitment Increase, (B) Revolving Credit Notes duly executed by each of the Borrowers to the order of each of the Assuming Lenders and the Increasing Lenders that has requested a Revolving Credit Note in accordance with Section 2.20 and (C) an opinion of counsel for the Borrowers (which may be in-house counsel), in substantially the form of Exhibit E-1 hereto;

          (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Company and the Administrative Agent, duly executed by such Assuming Lender, the Administrative Agent and the Borrower; and

          (iii) confirmation from each Increasing Lender, if any, of the increase in the amount of its Revolving Credit Commitment in a writing satisfactory to the Company and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Company, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date. On each Increase Date each Assuming Lender and each Increasing Lender shall make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, in the case of an Assuming Lender, an amount equal to such Assuming Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments after giving effect to the relevant Commitment Increase) and, in the case of such Increasing Lender, an amount equal to the excess of (A) such Increasing Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments after giving effect to the relevant
Commitment increase) over (B) such Increasing Lender's ratable portion of the Revolving Credit Borrowings then outstanding (based on its Commitment (without giving effect to the relevant Commitment Increase) as a percentage of the aggregate Commitments (without giving effect to such Commitment Increase). After the Administrative Agent's receipt of such funds from each such Increasing Lender and each such Assuming Lender, the Administrative Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Revolving Credit Advances owing to each Lender, and the outstanding Discounted Notes purchased by each

Lender, after giving effect to such distribution equals such Lender's ratable portion of the Revolving Credit Borrowings then outstanding (calculated based on its Commitment as a percentage of the aggregate Commitments after giving effect to the relevant Commitment Increase). On each Increase Date, each Borrower shall pay on to the Administrative Agent for the Account of each Lender amounts, if any, owing to such Lenders pursuant to Section 9.04(c).

          SECTION 2.20. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Revolving Credit Commitment of such Lender.

          (b) The Register  maintained by the  Administrative  Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

          SECTION 2.21. Addition of Issuing Banks. The Company may, by notice to the Administrative Agent, request that an Eligible Assignee be added as an Issuing Bank under this Agreement and having a Letter of Credit Commitment in the amount indicated in such notice, to be effective as of a date that is at least 90 days prior to the Termination Date (the "Addition Date"). On each Addition Date, each such Eligible Assignee that is not prior to such date a Lender hereunder shall become a Lender and an Issuing Bank party to this Agreement as of such Addition Date having a Letter of Credit Commitment as indicated in such notice, and each such Eligible Assignee that prior to such date is a Lender and accepts an offer to become an Issuing Bank shall become an Issuing Bank party to this Agreement as of such Addition Date having a

Letter of Credit Commitment as indicated in such notice; provided, however, that the Administrative Agent shall have received on or before such Addition Date the following, an assumption agreement from each such Eligible Assignee, in form and substance satisfactory to the Company and the Administrative Agent, duly executed by such Eligible Assignee, the Administrative Agent and the Borrower, pursuant to which such Eligible Assignee agrees to be bound by the terms of this Agreement and to perform the obligations of an Issuing Bank hereunder. On each Addition Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.21, the Administrative Agent shall notify the Company of the addition of each such Issuing Bank to be effected on such Addition Date and shall record in the Register the relevant information with respect to each applicable Eligible Assignee on such date.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01.  Conditions  Precedent to Effectiveness of Section 2.01.
Section 2.01 shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) No event or development shall have occurred or failed to occur, and no action shall have been taken or failed to have been taken, by or on behalf of any Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2003. No fact or circumstance shall be known by any Borrower that, either individually or in the aggregate, has had or could reasonably be expected to have (so far as such Borrower can reasonably foresee) a Material Adverse Effect since December 31, 2003.

          (b) All governmental and other third party consents and approvals necessary in connection with this Agreement and the Notes and with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions on this Agreement or any Note or upon any of the transactions contemplated hereby.

          (c) The Company shall have notified each Lender and the Administrative Agent in writing as to the proposed Effective Date.

          (d) All accrued fees and, to the extent invoices have been delivered to the Company on or prior to such date, all accrued expenses of the Administrative Agent and the Lenders (including, without limitation, all accrued fees and expenses of counsel for the Administrative Agent and the Syndication Agent) shall have been paid.

          (e) All of the amounts owing by any Borrower or any of its Subsidiaries under the Existing Credit Agreement shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, terminated in accordance with the terms of such Agreement and each of the Initial Lenders that is a party to the Existing Credit Agreement hereby waives, upon execution of this Agreement, the three business days' notice required by Section 2.04 of the Existing Credit Agreement relating to the termination of the commitments under the Existing Credit Agreement.

          (f) On the Effective Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate of the Company, on behalf of itself and each other Borrower, signed by a duly authorized officer of the Company, dated such date, stating that:

               (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, as though made on and as of such date;

               (ii) No event has occurred and is continuing, or shall occur as a result of the occurrence of the Effective Date, that constitutes a Default; and

               (iii) All of the amounts owing by any Borrower or any of its Subsidiaries under the Existing Credit Agreement shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with any initial Borrowing made on the Effective Date shall be, terminated in accordance with the terms of such Agreement.

          (g) The Administrative Agent shall have received on or before the Effective Date each of the following, dated the Effective Date and in form and substance satisfactory to the Administrative Agent:

               (i) The Revolving Credit Notes of each of the Borrowers to the order of each of the Lenders that has requested a Revolving Credit
          Note in accordance with Section 2.20.

               (ii) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of each of the Borrowers certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Borrower authorizing Borrowings under this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Borrower (copies of which shall be attached thereto) and (C) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and its Notes and the other documents to be delivered by such Borrower hereunder.

               (iii) A copy of the charter or articles (or other similar organizational documents) of each Borrower, certified (as of a date reasonably near the Effective Date) as being a true and complete copy thereof by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such

          Borrower or, if such certificate is not provided in the jurisdiction of organization of any Borrower, certified (as of a date reasonably near the Effective Date) as being a true and complete copy thereof by a duly authorized officer of such Borrower.

               (iv) A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Borrower, dated reasonably near the Effective Date, certifying that such Borrower is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

               (v) A favorable opinion of Miles & Stockbridge P.C., counsel for the Borrowers, in substantially the form of Exhibit E-1 hereto, and addressing such other matters as the Administrative Agent may reasonably request.

               (vi) A favorable opinion of Shearman & Sterling LLP, counsel for the Administrative Agent and the Syndication Agent.

          SECTION 3.02.  Conditions  Precedent to the Initial  Borrowing of Each
Designated Subsidiary. The obligation of each Lender to make an initial Revolving Credit Advance to each Designated Subsidiary following its designation as a Borrower hereunder pursuant to Section 9.08 on the occasion of the initial Borrowing thereby is subject to the Administrative Agent's receipt on or before the date of such initial Borrowing of each of the following, in form and substance satisfactory to the Administrative Agent and dated such date:

          (a)  The  Designation  Letter  of  such  Designated   Subsidiary,   in
     substantially the form of Exhibit F hereto.

          (b) A Revolving Credit Note of such Designated Subsidiary to the order of each of the Lenders, respectively.

          (c) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Designated Subsidiary certifying (A) appropriate resolutions of the board of directors (or persons performing similar functions) of such Designated Subsidiary approving this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto), (B) copies of the by-laws (or the equivalent thereof) of such Designated Subsidiary (copies of which shall be attached thereto) and
     (C) the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Letter of such Designated Subsidiary and its Notes and the other documents to be delivered by such Designated Subsidiary hereunder.

          (d) A copy of the charter or articles (or other similar organizational document) of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary or, if such certificate is not provided in the jurisdiction of organization of such Designated Subsidiary, certified (as of a date reasonably near the date of such Borrowing) as being a true and complete copy thereof by a duly authorized officer of such Designated Subsidiary.

          (e) A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary, dated reasonably near the date of such Borrowing, certifying that such Designated Subsidiary is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

          (f) A certificate signed by a duly authorized officer of such Designated Subsidiary, dated as of the date of such Borrowing, certifying that such Designated Subsidiary has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any Governmental Authority or other third party necessary for such Designated Subsidiary to execute and deliver its Designation Letter and its Notes and to perform its obligations under this Agreement or any of its Notes.

          (g) Evidence of acceptance by the Company of its appointment as the process agent of such Designated Subsidiary in accordance with Section 9.12(a), in substantially the form of Exhibit G hereto.

          (h) A favorable opinion of counsel for such Designated Subsidiary reasonably acceptable to the Administrative Agent, dated the date of such Borrowing, in substantially the form of Exhibit E-2 hereto (subject to the assumptions, qualifications and limitations customary for legal opinions in the jurisdiction for which such opinion is delivered), and addressing such other matters as any Lender through the Administrative Agent may reasonably request.

          (i) Such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing and Each Issuance. The obligation of each Lender to make a Revolving Credit Advance, or to purchase a Discounted Note, as the case may be, on the occasion of each Revolving Credit Borrowing, and the obligations of each Issuing Bank to issue, or increase the Available Amount of, a Letter of Credit, shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or such issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower that requested such Revolving Credit Borrowing of the proceeds of such Revolving Credit
Borrowing and the giving of a Notice of Issuance shall constitute a representation and warranty by such Borrower that on the date of such Revolving Credit Borrowing or such issuance or increase such statements are true):

          (i) Except in the case of a Refinancing Borrowing, the representations and warranties contained in Section 4.01 (and, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such

     Designated Subsidiary contained in its Designation Letter) are correct on and as of the date of such Revolving Credit Borrowing or such issuance or increase, before and after giving effect to such Revolving Credit Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date;

          (ii) No event has occurred and is continuing, or would result from such Revolving Credit Borrowing or such issuance or increase or from the application of the proceeds therefrom, that constitutes a Default; and

          (iii) In the case of a Revolving Credit Borrowing consisting of Discounted Notes (including, without limitation, a Refinancing Borrowing), the Administrative Agent shall have received an appropriately completed and duly executed Master Discounted Note evidencing such Revolving Credit Borrowing;

and (b) the Administrative Agent shall have received such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request. Nothing in this Section 3.03 shall be construed to require any Borrower to satisfy the conditions set forth herein solely upon the Conversion of one or more Borrowings in accordance with the terms of this Agreement.

          SECTION 3.04. Conditions Precedent to Each Extension Date and Each Commitment Increase . The obligation of each Consenting Lender and each Assuming Lender to extend the Termination Date pursuant to Section 2.17, and the obligation of each Increasing Lender and each Assuming Lender to increase its Commitment pursuant to Section 2.19, is subject to the conditions precedent that
(a) (i) in the case of an Extension Date, the Administrative Agent shall have accepted all of the Assumption Agreements of the Assuming Lenders and received all of the written confirmations of increases in the Commitments of the Consenting Lenders for such Extension Date and all of the Non-Consenting Lenders shall have received all of the amounts required to have been paid to them under
Section 2.17(c) on or prior to such Extension Date and (ii) in the case of a Commitment Increase, the Administrative Agent shall have accepted all of the Assumption Agreements of the Assuming Lenders and received all of the written confirmations of the increases in the Commitments of the Increasing Lenders for such Commitment Increase, and (b) on such Extension Date or such Increase Date, as the case may be, the following statements shall be true (and a duly authorized officer of the Company shall certify the completeness and accuracy of such statements to the Administrative Agent and the Lenders on and as of such Extension Date or such Increase Date):

          (i) No event or development has occurred or failed to occur, and no action has been taken or failed to have been taken, by or on behalf of any Borrower or any of its Subsidiaries that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect since December 31, 2003. No fact or circumstance is known by any Borrower that, either individually or in the aggregate, has had or could reasonably be expected to have (so far as such Borrower can reasonably foresee) a Material Adverse Effect since December 31, 2003;

          (ii) The representations and warranties contained in Section 4.01 are correct on and as of such Extension Date or Increase Date, before and after giving effect to such Extension Date or Increase Date; and

          (iii) No event has  occurred and is  continuing,  or would result from
     the   occurrence  of  such  Extension  Date  or  such  Increase  Date  that constitutes a Default.

          SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

          (a) Each Borrower and each of its Significant Subsidiaries (i) are Persons duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of such Borrower or such Subsidiary, in good standing under the laws of the jurisdictions of their respective organization, (ii) are duly qualified and, to the extent such concept is applicable in such jurisdiction, in good standing as foreign corporations (or the equivalent thereof) in each other jurisdiction in which they own or lease property or in which the conduct of their respective businesses requires them to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) have all requisite power and authority to own or lease and operate their properties and to carry on their respective businesses as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by each Borrower of this Agreement and its Notes, and the consummation of the transactions contemplated hereby, are within such Borrower's powers, have been duly authorized by all necessary action (including, without limitation, all necessary stockholders' action), and do not contravene (i) such Borrower's charter or by-laws (or similar organizational documents), (ii) any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award or (iii) any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Borrower, any of its Subsidiaries or any of their properties or assets.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Borrower of this Agreement or any of its Notes, or for the consummation of any of the transactions contemplated hereby, except as have been obtained or made and are in full force and effect.

          (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by each Borrower intended to be a party thereto. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Borrower intended to be a party thereto, enforceable against such Borrower in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity.

          (e) The most recently completed annual Financial Statements of the Company and its Subsidiaries, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date of such Financial Statements and the consolidated results of operations of the Company and its Subsidiaries for the fiscal year of the Company ended on the date of such Financial Statements, all in accordance with generally accepted accounting principles in effect at the time such Financial Statements were prepared.

          (f) All information, exhibits and reports (other than financial statements, analysts' reports, projections and assumptions) furnished by or on behalf of each Borrower to any Lender in connection with the negotiation of, or pursuant to the terms of, this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which any such statements were made.

          (g) There is no action, suit, investigation, litigation or proceeding (including, without limitation, any Environmental Action) against or in any other way affecting any Borrower or any of its Subsidiaries or any of its respective properties or businesses pending or, to the best knowledge of such Borrower or any of its Subsidiaries, threatened before any court, Governmental Authority or arbitrator that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the legality, validity or enforceability of this Agreement or any of the Notes or the consummation of the transactions contemplated hereby.

          (h) None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Revolving Credit Advance or any Discounted Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

          (i) Neither any Borrower nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the making of any Revolving Credit Advances nor the purchase of any Discounted Notes nor the application of the proceeds or the repayment or repurchase thereof by any Borrower, nor the consummation of any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (j) The Revolving Credit Advances, the Discounted Notes and all related obligations of each Borrower under this Agreement and its Notes rank pari passu with all other unsecured obligations of such Borrower that are not, by their terms, expressly subordinate to such other obligations of such Borrower.


                                    ARTICLE V

                           COVENANTS OF THE BORROWERS

          SECTION 5.01. Affirmative Covenants. So long as any Revolving Credit Advance or any Discounted Note or Letter of Credit shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except where, and for so long as, the failure to so comply (i) has been excused or waived under applicable law or (ii) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Comply, and cause each of its Subsidiaries to comply, with the terms of all of its contracts, loan agreements, indentures, mortgages, deeds of trust, leases and other agreements and instruments, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to pay or discharge (A) any taxes, assessments, reassessments, charges, levies or claims that, either individually or in the aggregate, do not exceed $15,000,000 (or the equivalent thereof in one or more foreign currencies) at any time or (B) any such tax, assessment, reassessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles in effect from time to time, unless and until, in any of the foregoing cases, any Lien resulting therefrom attaches to its property and enforcement, collection, levy or foreclosure proceedings shall have been commenced and remain unstayed in respect thereof.

          (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, (i) insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses of similar size and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates and (ii) additional insurance to the extent required under applicable law, rule, regulation or order unless, in either case, the failure to maintain such insurance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (d) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), licenses and franchises (whether arising as a matter of contract or under applicable law or regulation); provided, however, that any Borrower or any of its Subsidiaries may consummate any transaction otherwise permitted under Section 5.02(b); and provided further that neither any Borrower nor any of its Subsidiaries shall be required to preserve (i) any Subsidiary of the Company that is not a Borrower or (ii) any right, license or franchise if management of such Borrower shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business or the continued operations of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lenders.

          (e) Visitation Rights. At any reasonable time and from time to time, during normal business hours and upon reasonable notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account, and visit and inspect the properties, of any Borrower or any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower or any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h) Use of Proceeds. Use all of the proceeds of the Revolving Credit Advances and the Discounted Notes solely for general corporate purposes of such

     Borrower and its Subsidiaries not otherwise prohibited under the terms of this Agreement.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except for transactions between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company not otherwise prohibited under this Agreement that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (j) Reporting Requirements. Furnish to the Lenders:

               (i) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, commencing with the fiscal quarter of the Company ending April 3, 2005, the Financial Statements of the Company and its Subsidiaries as of the end of such fiscal quarter, duly certified by the chief financial officer or the treasurer of the Company as (A) having been prepared in accordance with generally accepted accounting principles in effect at the time such Financial Statements were prepared and (B) fairly presenting in all material respects, subject to year-end adjustments, the consolidated financial condition of the Company and its Subsidiaries as at the last day of such fiscal quarter and the consolidated results of operations of the Company and its Subsidiaries for such period;

               (ii) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, commencing with the fiscal year of the Company ending December 31, 2004, a copy of the annual report, prepared in the manner required under Form 10-K, for such fiscal year for the Company and its Subsidiaries containing the Financial Statements of the Company and its Subsidiaries as of the end of such fiscal year, in each case accompanied by an opinion of Ernst & Young LLP or other independent certified public accountants of nationally recognized standing in the United States and reasonably acceptable to the Administrative Agent that is unqualified as to going concern and scope of audit and is otherwise in scope and substance acceptable to the Required Lenders, together with a certificate of such accounting firm addressed to the Administrative Agent and the Lenders stating that in the course of the regular audit of the business of the Company and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, nothing has come to the attention of such accountants that causes them to believe that the Company has failed to comply with the covenants set forth in Section 5.03;

               (iii) as soon as available after the end of each fiscal year of each Foreign Borrower, a balance sheet of such Foreign Borrower as of the end of such fiscal year and the related statement of income of such Foreign Borrower for such fiscal year and such other statements for such fiscal year as are required to be

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
          included in the statutory report of the jurisdiction in which such Foreign Borrower resides, in each case prepared in accordance with historical convention and with generally accepted accounting principles prevailing in such jurisdiction at the time such financial statements are delivered;

               (iv)   simultaneously   with  each   delivery  of  the  Financial
          Statements referred to in clauses (i) and (ii) of this Section 5.01(j), (A) a certificate of the chief financial officer or the treasurer of the Company (1) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and/or proposes to take with respect thereto and (2) setting forth in reasonable detail the calculations necessary to demonstrate compliance with each of the covenants set forth in Section 5.03 and
          (B) in the event of any change in the generally accepted accounting principles used in the preparation of such Financial Statements from GAAP, a statement of reconciliation, if and to the extent necessary for the determination of compliance with each of the covenants set forth in Section 5.03, conforming such Financial Statements to generally accepted accounting principles consistent with GAAP;

               (v) as soon as possible and in any event within five days after any Responsible Officer knows or has reason to know of the occurrence of each Default, a statement of such Responsible Officer setting forth the details of such Default or such event, development or circumstance, as the case may be, and the action that such Borrower has taken and/or proposes to take with respect thereto;

               (vi) promptly after the sending or filing thereof, copies of all reports that the Company sends to its securityholders, and copies of all reports and registration statements (other than registration statements filed on Form S-8 or otherwise relating to securities being offered and sold under, or interests in, employee benefit plans), if any, that any Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (vii) promptly after the commencement thereof, notice of all actions, suits, investigations, litigations and proceedings before any court, Governmental Authority or arbitrator against or in any other way affecting any Borrower or any of its Subsidiaries or any of their respective properties or businesses of the type described in Section 4.01(g);

               (viii) promptly and in any event within five Business Days after becoming aware thereof, notice of any change in the rating assigned by any nationally recognized rating agency to any securities issued by any Borrower or any of its Subsidiaries and the effective date of such change, together with a copy of such notice if available at such time; and

               (ix) such other information respecting the businesses, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or

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

          any of its Subsidiaries as any Lender, through the Administrative Agent, may from time to time reasonably request.

          SECTION 5.02. Negative Covenants. So long as any Revolving Credit Advance or any Discounted Note or Letter of Credit shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers will not:

               (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties and assets, whether now owned or hereafter acquired, or assign as security, or permit any of its Subsidiaries to assign as security, any right to receive income therefrom, other than:

               (i) Permitted Liens;

               (ii) Liens existing or contemplated on the date of this Agreement and described on Schedule 5.02(a) hereto;

               (iii) purchase money Liens upon or in one or more tangible assets acquired or held by any Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such tangible assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such tangible assets so long as such Liens are incurred within 90 days of the date of acquisition of such tangible assets, or Liens existing on any such tangible asset at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such tangible assets); provided, however, that no such Lien shall extend to or cover any property or assets of any character other than the tangible assets being acquired, constructed or improved; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of this Agreement;

               (iv) Liens on property and assets of a Person existing at the time such Person is merged into or consolidated with any Borrower or any of its Subsidiaries or becomes a Subsidiary of any Borrower; provided that any such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to or cover (A) any property or assets other than the property and assets of the Person being merged into or consolidated with such Borrower or such Subsidiary or being acquired by such Borrower or such Subsidiary, as the case may be, or (B) any obligations of any Person other than those obligations that were secured by such property and assets at the time of such merger, consolidation or acquisition; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of this Agreement;

               (v) Liens on any property or assets of any Subsidiary of the Company securing Indebtedness owed to the Company or any of its other Subsidiaries;

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

               (vi) Liens securing reimbursement obligations under commercial letters of credit incurred in the ordinary course of business; provided that any such Liens shall cover only the goods, or documents of title evidencing goods, that are purchased in the transaction for which such letter of credit was issued and the products and proceeds thereof;

               (vii) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 6.01(f) or 6.01(g) and in respect of which any Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceedings for review in good faith and, pending such appeal or proceedings, shall have secured a subsisting stay of execution within 30 days of such judgment or award and shall be maintaining appropriate reserves, in accordance with generally accepted accounting principles in effect from time to time, with respect to any such judgment or award;

               (viii) Liens on cash, certificates of deposit or other similar bank obligations securing Indebtedness (which Indebtedness may be in a different currency from such cash, certificates of deposit or other bank obligations) in an amount substantially equal in value
          (determined at the time such Lien is created) to such cash, certificates of deposit or other bank obligations, as the case may be;

               (ix) Liens not otherwise permitted under this Section 5.02(a) securing obligations in an aggregate amount not to exceed $300,000,000 (or the equivalent thereof in one or more foreign currencies) for the Company and its Subsidiaries at any time; and

               (x) the extension, renewal, replacement or refinancing of any Lien otherwise permitted under any of clauses (ii) through (iv) of this Section 5.02(a) upon or in the same property and assets theretofore subject thereto; provided that no such extension, renewal, replacement or refinancing shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, replaced or refinanced; and provided further that (A) any obligation secured by such Liens shall otherwise be permitted under the terms of this Agreement and (B) both immediately before and immediately after giving effect to such Lien, no Default shall have occurred and be continuing.

          (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property and assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Company that is not a Borrower may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any other Person so long as, if such Person is a Borrower, such Person is the surviving entity; and

               (ii) any Borrower may merge with any other Person (including, without limitation, any other Borrower or any of its Subsidiaries) so long as (A) if the Company is a party to such merger or consolidation, the Company is the surviving entity or (B) if any other Borrower is a party to such merger or consolidation, either (1) the surviving entity shall be such Borrower or (2) the surviving entity (w) shall be a Substantially Owned Subsidiary of the Company, (x) shall succeed, by an agreement or operation of law, to all of the businesses and operations of such Borrower and shall assume, in an assumption agreement in form and substance satisfactory to the Administrative Agent, all of the rights and obligations of such Borrower under this Agreement and the Notes, (y) shall deliver to the Administrative Agent all of the certificates, opinions and other documents described in clauses (b) through (h) of Section 3.02 with respect to such surviving entity, in each case in form and substance satisfactory to the Administrative Agent, and such other documents, opinions and other information as any Lender, through the Administrative Agent, may reasonably request and (z) shall cause the Company to deliver to the Administrative Agent written confirmation of its obligations under
          Section 7.01 with respect to such surviving entity;

provided, in each of the foregoing cases, that no Default shall have occurred and be continuing at the time of such merger, consolidation, conveyance, transfer, lease or disposition, or shall occur as a result thereof. Notwithstanding any of the foregoing provisions of this Section 5.02(b), neither any Borrower nor any of its Subsidiaries shall sell, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions and whether through the disposition of shares of capital stock or other property or assets) all or substantially all of the power tool business engaged in by the Company and its Subsidiaries on the date of this Agreement.

          (c) Change in Nature of Business. Engage in any business other than the businesses engaged in by the Company and its Subsidiaries on the date of this Agreement and other businesses and activities that are substantially similar, related or incidental thereto.

          (d) Fiscal Year. Make or permit any change in the fiscal year of the Company.

          (e) Substance Storage and Disposal. Permit any Hazardous Materials to be generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by any Borrower or any of its Subsidiaries in any manner that could result in the incurrence by any Borrower or any of its Subsidiaries of remedial obligations or liabilities under any applicable Environmental Law, except (a) as set forth on Schedule
     4.01 hereto and (b) for substances (i) to be used in the business of such Borrower or such Subsidiary pending and during such use and (ii) that are generated or used in the business of such Borrower or such Subsidiary pending their disposal.

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

          SECTION 5.03. Financial Covenants. So long as any Revolving Credit Advance or any Discounted Note or Letter of Credit shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

          (a) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each of its fiscal quarters of not greater than 3.5 to 1.

          (b) Cash Flow Coverage Ratio. Maintain a Cash Flow Coverage Ratio as of the last day of each of its fiscal quarters of not less than 3.25 to 1.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail (i) to pay any principal of any Revolving Credit Advance, or any portion of the Face Amount of any Discounted Note, when the same becomes due and payable or (ii) to pay any interest on any Revolving Credit Advance or to make any payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) in connection with this Agreement (including, without limitation, in the Designation Letter of any Borrower) shall prove to have been incorrect or misleading in any material respect when made; or

          (c) Any Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(a), (d), (h), (i) or
     (j)(v), or 5.02(a), (b) or (d), or 5.03 to be performed or observed by such Borrower or (ii) any other term, covenant or agreement contained in this Agreement to be performed or observed by such Borrower if such failure shall remain unremedied for 30 days after the earlier of (A) the first date on which a Responsible Officer of any Borrower knows or has reason to know of such failure and (B) the date on which written notice thereof shall have been given to the Company or the applicable Borrower by the Administrative Agent or any Lender; or

          (d) Any Borrower or any of its Subsidiaries shall fail to pay any principal of or any premium or interest on any Indebtedness that is outstanding in a principal amount of or, in the case of any Hedge Agreement, having an Agreement Value of, at least $50,000,000 (or the equivalent thereof in one or more foreign currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of such Borrower or such Subsidiary, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any

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

     such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that the required redemption or repurchase of any such Indebtedness comprised of Mandatorily Redeemable Stock of Chesapeake Holdings shall not constitute an Event of Default under this Section 6.01(d) if, and only if, Chesapeake Holdings makes timely payment of any redemption price or repurchase price required to be paid by it; or

          (e) Any Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any Significant Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any Borrower or any Significant Subsidiary shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

          (f) One or more judgments or orders for the payment of money in excess of $50,000,000 (or the equivalent thereof in one or more foreign currencies) shall be rendered against one or more of the Borrowers and their Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any material provision of this Agreement (including Article VII) or any Note after delivery thereof pursuant to Article III shall for any reason cease to be valid and binding on or enforceable against any Borrower intended to be a party thereto, or any Borrower or any of its Subsidiaries or other Affiliates shall so state in writing; or

          (h) The Company or any of its ERISA Affiliates shall incur, or, in the reasonable opinion of the Required Lenders, shall be reasonably likely to incur liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company

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

     or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

          (i) Any Borrower (other than the Company) shall cease to be a Substantially Owned Subsidiary; or

          (j) A Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Revolving Credit Advances (other than Revolving Credit Advances to be made by an Issuing Bank or a Lender pursuant to Section 2.03(c)), and to purchase Discounted Notes and the obligation of any Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Revolving Credit Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the U.S. Federal Bankruptcy Code or any similar bankruptcy or insolvency law of any other jurisdiction, (A) the obligation of each Lender to make Revolving Credit Advances (other than Revolving Credit Advances to be made by an Issuing Bank or a Lender pursuant to Section 2.03(c)), and to purchase Discounted Notes and the obligation of any Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Revolving Credit Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrowers.

          SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, (a) pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders; provided that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the U.S. Federal Bankruptcy Code or any similar bankruptcy or insolvency law of any other jurisdiction, the Borrowers shall pay such amount forthwith without any notice or demand or any other action by the Administrative Agent or any Lender, each of which is hereby waived. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks and the Lenders to the extent permitted by applicable law. After (i) no Event of Default shall be continuing or (ii) all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be returned to the Borrowers.

                                   ARTICLE VII

                                    GUARANTEE

          SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Revolving Credit Advances from time to time to, and to purchase Discounted Notes from time to time from, the Borrowers and to induce the Administrative Agent to act in such capacity hereunder, the Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each of the other Borrowers now or hereafter existing under this Agreement and the Notes of such other Borrowers, whether for principal, Face Amount, interest, fees, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing its rights under this Article VII. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Administrative Agent or any Lender under this Agreement or any Note of such other Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Borrower.

          SECTION 7.02. Guarantee Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the applicable Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. The obligations of the Company under this Article VII are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this Article VII, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Article VII shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of this Agreement or any Note, or any other agreement or instrument relating thereto;

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          (b) any change in the time,  manner or place of payment  of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under this Agreement or any Note, or any other amendment or waiver of or any consent to departure from this Agreement or any Note (including, without limitation, any increase in the Guaranteed Obligations resulting from extensions of additional credit to any other Borrower or otherwise);

          (c) any taking, exchange, release or nonperfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

          (d) any change, restructuring or termination of the structure or existence of any other Borrower or any of its Subsidiaries;

          (e) any failure of the Administrative Agent or any Lender to disclose to the Company any information relating to the financial condition, operations, properties or prospects of any other Borrower now or hereafter known by the Administrative Agent or such Lender, as the case may be; or

          (f) any other circumstance (including, without limitation, any statute of limitations to the fullest extent permitted by applicable law or any existence of or reliance on any representation by the Administrative Agent or any Lender) that might otherwise constitute a defense available to, or a discharge of, the Company, any other Borrower or any other guarantor or surety.

The guarantee of the Company set forth in this Article VII shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any of the Lenders upon the insolvency, bankruptcy or reorganization of any other Borrower or otherwise, all as though such payment had not been made.

          SECTION 7.03. Waivers. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, presentment, demand for payment, protest, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and the guarantee of the Company set forth in this
Article VII, and any requirement that any right or power be exhausted or any action be taken against any other Borrower or against any other guarantor of all or any portion of the Revolving Credit Advances or the Discounted Notes.

          (b) The Company hereby unconditionally and irrevocably waives any right to revoke its guarantee set forth in this Article VII, and acknowledges that such guarantee is continuing in nature and applies to all of the Guaranteed Obligations, whether existing now or in the future.

          (c) The Company hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, properties, operation or condition of any other Borrower or any

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

of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender, as the case may be.

          (d) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated under this Agreement and the Notes and that the waivers set forth in this Section 7.03 are knowingly made in contemplation of such benefits.

          SECTION 7.04.  Subrogation.  The Company  hereby  unconditionally  and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the obligations of the Company under this Article VII or otherwise under this Agreement and its Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against another Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from another Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article VII shall have been paid in full in cash and all of the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of all of the Guaranteed Obligations and all of the other amounts payable under this Article VII and (b) the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article VII, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or any other amounts payable under this Article VII thereafter arising. If (i) the Company shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all of the other amounts payable under this Article VII shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment by the Company.

          SECTION 7.05. Continuing Guarantee; Assignments. The guarantee of the Company set forth in Section 7.01 is a continuing guarantee and shall (a) remain in full force and effect until the later of (i) the indefeasible payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Article VII and (ii) the Termination Date, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender and the Administrative Agent and their respective successors, transferees and assigns and (d) be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be returned by such Lender or the Administrative Agent, as the case may be. Without limiting the generality of clause (c) of the immediately

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

preceding sentence, each Lender may assign or otherwise transfer all or a portion of its rights and obligations under this Agreement (including, without limitation, the Revolving Credit Advances owing to it, the Discounted Notes purchased by it and any other Notes held by it) to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Lender under this Article VII or otherwise, in each case as provided in Section 9.07.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

          SECTION 8.01. Authorization and Action. (a) Each Lender (in its capacity as a Lender and an Issuing Bank, as applicable) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or to applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

          (b) None of the Syndication Agent, Bank or America, N.A., as co-documentation agent, BNP Paribas, as co-documentation agent, or Commerzbank AG, as co-documentation agent, shall have any powers or discretion under this Agreement or any Note other than those afforded to it in its capacity as a Lender, and each Lender hereby acknowledges that none of the Syndication Agent, Bank or America, N.A., as co-documentation agent, BNP Paribas, as co-documentation agent, or Commerzbank AG, as co-documentation agent, have any liabilities under this Agreement or any Note other than those assumed by it in its capacity as Lender.

          SECTION 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its officers, directors, employees, agents or advisors shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent:

          (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07 or 2.17, respectively;

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

          (ii) may consult with legal counsel (including counsel for the Company), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any Note;

          (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Note on the part of any Borrower or to inspect the property (including the books and records) of any Borrower;

          (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note, or any other instrument or document furnished pursuant hereto; and

          (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03. Administrative Agent and Affiliates. With respect to its Commitment(s), the Revolving Credit Advances made by it, the Discounted Notes purchased by it and any other Note or Notes issued to it, Citibank (or any successor Administrative Agent appointed pursuant to Section 8.06) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank (or any such successor) in its individual capacity. Citibank (or any such successor) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if Citibank (or any such successor) were not the Administrative Agent and without any duty to account therefor to the Lenders.

          SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05. Indemnification. (a) The Lenders agree to indemnify the Administrative Agent (to the extent required to be paid and not reimbursed by the Borrowers),

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

according  to their  respective  Pro Rata  Shares of  principal  amounts  of the
Revolving Credit Advances made by each of them (or if no Revolving Credit Advances are outstanding at such date or if any Revolving Credit Advances or any Discounted Notes are held by Persons that are not Lenders at such date, according to their respective Pro Rata Shares of the aggregate Revolving Credit Commitments at such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any Note or any action taken or omitted by the Administrative Agent under this Agreement or any Note; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any Note to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

          (b) Each Lender severally agrees to indemnify the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender's Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any such Issuing Bank promptly upon demand for its Pro Rata Share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

          (c) The failure of any Lender to reimburse the Administrative Agent or the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or an Issuing Bank for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

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

          SECTION 8.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent; provided that, so long as no Default shall have occurred and be continuing, the Company shall have the right to propose a successor Administrative Agent to the Lenders and shall have the right to consent to any such successor Administrative Agent, such consent not to be unreasonably withheld and to be deemed to have been given if the Company does not object to the proposed successor Administrative Agent within five Business Days after notice thereof. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, if so required under the immediately preceding sentence, consented to by the Company), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Revolving Credit Notes, the Master Discounted Note or the Discounted Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following:

          (a) waive any of the conditions specified in Section 3.01 or 3.02 or, with respect to all Consenting Lenders and all Assuming Lenders, Section 3.04;

          (b) increase the aggregate Revolving Credit Commitments of the Lenders or subject the Lenders to any additional obligations;

          (c) reduce the principal of, or interest on, the Revolving Credit Advances, or the Face Amount of, or Discount on, the Discounted Notes, or any fees (other than any fees referred to in Section 2.04(b)(ii) or (c)) or other amounts payable hereunder;

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

          (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances, or Face Amount of, or Discount on, the Discounted Notes, or any fees (other than any fees referred to in Section 2.04(b)(ii) or (c)) or other amounts payable hereunder, except pursuant to Section 2.17 as in effect on the date of this Agreement;

          (e) change the percentage of the Revolving Credit Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances and the aggregate unpaid Face Amount of the Discounted Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

          (f) release or limit the obligations of the Company under any provision of Article VII; or

          (g) amend this Section 9.01;

and provided further, however, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note, (y) no amendment, waiver or consent of Section 9.07(f) shall, unless in writing and signed by each Lender that has granted a funding option to an SPC in addition to the Lenders required above to take such action, affect the rights or duties of such Lender or SPC under this Agreement or any Note and (z) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement.

          SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder, unless otherwise expressly stated herein, shall be in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, if to any Initial Borrower, at its address set forth below its name on the signature pages hereof; if to any Designated Subsidiary that becomes a Borrower hereunder, at its address set forth below its name on the signature page to its Designation Letter; if to any Initial Lender, at its Base Rate Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Base Rate Lending Office specified in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender; if to the Administrative Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telecopied or telegraphed, be effective when deposited in the mails, telecopied or delivered to the telegraph company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any of the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

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

          (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any Lender shall be binding upon the Borrower delivering such notice notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender; provided that any such action taken or omitted to be taken by the Administrative Agent or such Lender shall have been in good faith and in accordance with the terms of this Agreement.

          (c) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any such Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Borrowing or any notice of Conversion delivered pursuant to Section 2.09 may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Initial Borrower (other than the Company) and each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Initial Borrower or any such Designated Subsidiary, as the case may be, to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

          (d) So long as Citibank or any of its Affiliates is the Administrative Agent, materials required to be delivered pursuant to Section 5.01(j)(i), (ii) and (vi) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Company agrees that the Administrative Agent may make such materials (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the "Platform"). The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

          (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Administrative Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender's e-mail address to which

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a  Notice  may be sent  by  electronic  transmission  (including  by  electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

          SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

          SECTION 9.04. Costs and Expenses. (a) Each of the Borrowers jointly and severally agrees to pay, or to reimburse the Administrative Agent from time to time upon demand for, all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all syndication (including printing and distribution) costs and expenses and, with the approval of the Company, consultant costs and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, the Notes and the other documents to be delivered hereunder. Each of the Borrowers jointly and severally further agrees to pay, or to reimburse the Administrative Agent and the Lenders from time to time upon demand for, all reasonable costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses, but without duplication for any costs and expenses for which the Borrowers are otherwise obligated to indemnify the Administrative Agent and the Lenders under Section 9.04(b)), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender.

          (b) Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and to reimburse each Indemnified Party from time to time upon demand for, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Credit Advances or the Discounted Notes or (ii) the actual or alleged presence of Hazardous Materials on any property of any Borrower or any of its Subsidiaries or any Environmental Action relating in any way to any Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Borrower, its directors, shareholders or creditors or any Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto and

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

whether or not the transactions contemplated hereby are consummated, except (A) to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (B) those resulting solely from claims of a Lender solely against one or more other Lenders (and not from claims of one or more Lenders against the Administrative Agent) not attributable to the actions of any Borrower or any of its Subsidiaries or other Affiliates and for which none of the Borrowers, any of their Subsidiaries or any of their other Affiliates otherwise has liability. Each Borrower also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, attorneys, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any Note, any of the transactions contemplated hereby or the actual or proposed use of the proceeds of the Revolving Credit Advances, the Letters of Credit or the Discounted Notes. No Indemnified Party shall settle or otherwise pay or agree to pay any claim for which the Borrowers are obligated to provide indemnification under this Section 9.04(b) without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance, or any repurchase of any Discounted Note, is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurodollar Rate Advance or the Maturity Date of such Discounted Note, as the case may be, as a result of a payment or Conversion pursuant to
Section 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or by an Eligible Assignee to any Lender other than on the last day of the Interest Period or on the Maturity Date therefor, as the case may be, upon an assignment of the rights and obligations of such Lender under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a), or for any other reason, the Borrowers jointly and severally agree to pay, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Rate Advance or such Discounted Note.

          (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, Face Amount, interest and all other amounts payable hereunder and under the Notes.

          SECTION 9.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the

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

obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, whether or not such Lender shall have made any demand under this Agreement or any such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify each Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 9.05 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have.

          SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Initial Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and, thereafter, shall be binding upon and inure to the benefit of each Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 9.07. Assignments and Participations. (a) Each Lender may, and, if demanded by the Company (following (i) a demand by such Lender for the payment of, or the incurrence by a Borrower of any obligation to pay, additional compensation pursuant to Section 2.07(c), 2.11 or 2.14 or (ii) an assertion by such Lender pursuant to Section 2.12 that it is impracticable or unlawful for such Lender to make Eurodollar Rate Advances or to purchase Discounted Notes), upon at least 30 Business Days' notice to such Lender and the Administrative Agent, each Lender will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, its unused Letter of Credit Commitment, the Revolving Credit Advances owing to it, its participations in Letters of Credit, the Discounted Notes purchased by it and any Revolving Credit Note or Notes held by it); provided, however, that:

          (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

          (B) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, (x) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) the undrawn Letter of Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the applicable Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000, unless, in each case, the Company and the Administrative Agent otherwise agree;

          (C) each such assignment shall be to an Eligible Assignee;

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

          (D) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement;

          (E) no Lender shall be obligated to make any assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from (1) one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of all Revolving Credit Advances owing to, and the aggregate Accreted Value to the date of such assignment of all outstanding Discounted Notes purchased by, such Lender, together with accrued interest on such Advances to the date of payment of such principal amount, and (2) the Company and/or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the Notes (including, without limitation, any amounts owing under Sections 2.07(c), 2.11 and 2.14); and

          (F) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note subject to such assignment, and each Eligible Assignee party to such assignment shall pay a processing and recordation fee of $3,500;

provided further, however, that no Person to which an assignment is being made in accordance with this Section 9.07(a) shall be entitled to any additional compensation under Sections 2.11, 2.12 and 2.14 in excess of the aggregate amounts payable under such Sections to the Lender making such assignment prior to the effective date of such Assignment and Acceptance, unless such additional compensation is payable to such Person as a result of the adoption or enactment of, or changes in or in the applicability, the interpretation or the implementation of, any law, rule, regulation, directive, guideline or request after such effective date. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) provided that such assigning Lender's rights under Sections 2.11, 2.14 and 9.04, and its obligations under Section 8.05, shall survive the effective date of such Assignment and Acceptance for such Lender as to matters occurring prior to such effective date.

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

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

          (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no
     responsibility   with   respect   to   any   statements,    warranties   or
     representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

          (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any Note, or any other instrument or document furnished pursuant hereto;

          (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
     Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

          (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

          (v) such assignee confirms that it is an Eligible Assignee;

          (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

          (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within ten Business Days after receipt of such notice by the Company, each Borrower shall, at its own expense, execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note from such Borrower to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a

Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. Upon the Administrative Agent's receipt of notice from the assigning Lender that such assigning Lender is satisfied with the form and substance of such new Revolving Credit Notes, the Administrative Agent shall, at the expense of the Borrowers, cancel the surrendered Revolving Credit Notes of such assigning Lender and deliver to the Company such cancelled Revolving Credit Notes.

          (d) The Administrative Agent shall maintain at its address referred to in Section 9.02(a) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and the principal amount of the Revolving Credit Advances owing to, and the Face Amount of the Discounted Notes purchased by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than any Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment, the Revolving Credit Advances owing to it, the Discounted Notes purchased by it and the other Note or Notes held by it); provided, however, that:

          (i) such Lender's obligations under this Agreement (including, without
     limitation,   its  Revolving  Credit  Commitment  hereunder)  shall  remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement;

          (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

          (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Revolving Credit Advances, the Face Amount of, or Discount on, the Discounted Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation,

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

     or postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances, any Face Amount of the Discounted Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, except pursuant to Section 2.17;

and provided further that the Borrowers shall not be required to pay any additional amounts under this Agreement to compensate a participant (or such Lender, on behalf of a participant) in respect of the rights and obligations of such participant relating to this Agreement in excess of what the Borrowers would otherwise be required to pay to such Lender if the participation had not been sold.

          (f) Each Lender may grant to a special purpose funding vehicle (an "SPC") that is an Affiliate of such Lender the option to fund all or any part of any Advance or purchase of a Discounted Note that such Lender is obligated to fund or purchase under this Agreement (and upon the exercise by such SPC of such option to fund or purchase, such Lender's obligations with respect to such Advance or Discounted Note shall be deemed satisfied to the extent of any amounts funded by such SPC); provided, however, that:

          (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment to the Borrowers hereunder) shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement,

          (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any Advance,

          (v) neither the grant to nor the exercise of such option by an SPC shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including, without limitation, its obligations under Sections 2.11, 2.12 and 2.14),

          (vi) the SPC shall be bound by the provisions of Section 9.09 and

          (vii) no SPC shall have any right under such grant to approve any amendment or waiver of any provision of this Agreement or any Note, nor any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances, the Face Amount of, or Discount on, the Discounted Notes, or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option.

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

Each party to this Agreement hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. Subject to the foregoing provisions of this clause (f), an SPC shall have all the rights of the granting Lender. An SPC may assign or participate all or a portion of its interest in any Advances to the granting Lender or to any financial institution providing liquidity or credit support to or for the account of such SPC without paying any processing fee therefor and, in connection therewith may disclose on a confidential basis any information relating to the Borrowers to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPC. In furtherance of the foregoing, each party hereto agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

          (g) Any Lender may, in connection with any assignment, participation or grant of a funding option or proposed assignment, participation or grant of a funding option pursuant to this Section 9.07, disclose to the assignee, participant or SPC or proposed assignee, participant or SPC, any information relating to any Borrower or any of its Subsidiaries furnished to such Lender by or on behalf of any Borrower; provided that, prior to any such disclosure, the assignee, participant or SPC or proposed assignee, participant or SPC shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with the terms of Section 9.09.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Revolving Credit Advances owing to it, the Discounted Notes purchased by it and the other Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08. Designated Subsidiaries. (a) Designation. The Company may at any time and from time to time by delivery to the Administrative Agent of a Designation Letter, duly executed by the Company and a Substantially Owned Subsidiary and in substantially the form of Exhibit F hereto, designate such Subsidiary as a "Designated Subsidiary" for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Article III and after such Designation Letter is accepted by the Administrative Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by the Company and the identity of each such Designated Subsidiary.

          (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations of any Designated Subsidiary or any Initial Borrower (other than the Company) under this Agreement and the Notes issued by it, then, so long as at such time such Designated Subsidiary or such Initial Borrower, as the case may be, has not submitted a Notice of Revolving Credit Borrowing, such Designated Subsidiary's or such Initial

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Borrower's status as a Borrower and, if applicable,  as a Designated  Subsidiary shall terminate upon notice to such effect from the Administrative Agent to the Lenders (which notice the Administrative Agent shall promptly deliver to the Lenders following its receipt of such a request from the Company), provided that the termination of the status of Borrower of any Designated Subsidiary shall not terminate any obligations of the Company under Article VII with respect to such Designated Subsidiary. Thereafter, the Lenders shall be under no further obligation to make any Revolving Credit Advances to, or to purchase any Discounted Notes from, such Designated Subsidiary or such Initial Borrower, as the case may be.

          SECTION 9.09. Confidentiality. Neither the Administrative Agent nor any Lender or SPC shall disclose any Confidential Information to any Person, without the prior written consent of the Company, other than (a) to the
Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and, in each such case, then only on a confidential basis, (b) as required by any law, rule or regulation or by judicial process, (c) to any rating agency when required by it to do so; provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to any Borrower received by it from such Lender, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (e) to protect, preserve, exercise or enforce the Administrative Agent's or such Lender's rights under or pursuant to this Agreement or any Note and (f) to perform any of the Administrative Agent's or such Lender's obligations under or pursuant to this Agreement or any Note.

          SECTION 9.10. Governing Law. This Agreement and each of the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by applicable law, in such federal court. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section
9.02. Each Initial Borrower (other than the Company) and each Designated Subsidiary hereby further agrees that service of process in any such action or proceeding brought in any such New York state court or in any such federal court may be made upon the Company at its

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address  referred to in Section 9.02, and each Initial  Borrower (other than the
Company) and each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to accept such service of process, and hereby irrevocably agrees that the failure of the Company to give any notice of any such service to such Initial Borrower or such Designated Subsidiary, as the case may be, shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by applicable law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) To the extent that any Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

          SECTION 9.13. No Liability of the Issuing Banks. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither an Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

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          SECTION 9.14.  Patriot Act. Each Lender hereby  notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the "Loan Parties"), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

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          SECTION  9.15.  Waiver  of  Jury  Trial.  Each of the  Borrowers,  the
Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Administrative Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   THE BLACK & DECKER CORPORATION

                                   By: /s/ MARK M. ROTHLEITNER
                                       -----------------------------------------
                                       Name:   Mark M. Rothleitner
                                       Title:  Vice President-Investor Relations
                                               and Treasurer
                                       Address:  701 East Joppa Road
                                                 Towson, Maryland  21286
                                                 Attention:   Treasurer
                                                 Telephone:   (410) 716-3076
                                                 Telecopier:  (410) 716-3778

                                                 With a copy to:
                                                 701 East Joppa Road
                                                 Towson, Maryland  21286
                                                 Attention:   General Counsel
                                                 Telephone:   (410) 716-3918
                                                 Telecopier:  (410) 716-2660

                                   BLACK & DECKER HOLDINGS INC.

                                   By: /s/ MARK M. ROTHLEITNER
                                       ------------------------------------
                                       Name:   Mark M. Rothleitner
                                       Title:  Vice Chairman
                                       Address:  210 Bath Road
                                                 Slough, Berkshire
                                                 SL1 3YD  England
                                                 Telephone:   01-753-511234
                                                 Telecopier:  01-753-551155

                                       With a copy to the Company



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